1    AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into this 31st day of August, 1998, by and among MIDCOAST ENERGY RESOURCES, INC., a Nevada corporation ("Borrower"), the lenders listed on the signature pages hereto under the caption "Lenders" (the "Lenders"), BANK ONE, TEXAS, N.A., a national banking association, individually as a Lender ("Bank One") and as administrative agent for the other Lenders (in such capacity, together with any other Person who becomes the administrative agent, the "Administrative Agent"), CIBC INC., a Delaware corporation, individually as a Lender ("CIBC") and as syndication agent for the other Lenders (in such capacity, together with any other Person who becomes the syndication agent, the "Syndication Agent") and NATIONSBANK, N.A., a national banking association, individually as a Lender ("NationsBank") and as documentation agent for the other Lenders (in such capacity, together with any other Person who becomes the documentation agent, the "Documentation Agent").

                       R E C I T A L S:

      A. The Borrower and its then existing subsidiaries, Magnolia Pipeline Corporation, an Alabama corporation ("Magnolia Pipeline"), and H&W Pipeline Corporation, an Alabama corporation ("H&W"), entered into a Credit Agreement dated August 22, 1996, with Bank One, which Credit Agreement was amended (i) as of May 30, 1997, by a First Amendment to Credit Agreement among Borrower, Magnolia Pipeline, H&W, Magnolia Resources, Inc., a Mississippi corporation ("Magnolia Resources"), Magnolia Gathering, Inc., an Alabama corporation ("Magnolia Gathering"), Midcoast Holdings No. One, Inc., a Delaware corporation ("Midcoast Holdings"), Midcoast Gas Pipeline, Inc., a Texas corporation ("Midcoast Gas Pipeline"), Nugget Drilling Corporation, a Minnesota corporation ("Nugget"), Midcoast Marketing, Inc., a Texas corporation ("Midcoast Marketing"), Alatenn Energy Marketing Company, an Alabama corporation ("Atemco"), Tennessee River Intrastate Gas Company, Inc., an Alabama corporation ("Trigas"), and Bank One,
(ii) as of October 31, 1997 by Borrower, Magnolia Pipeline, H&W, Magnolia Resources, Magnolia Gathering, Midcoast Holdings, Midcoast Gas Pipeline, Nugget, Midcoast Marketing, Atemco, Trigas, Mid Louisiana Gas Company, a Delaware corporation ("Mid LA"), Mid Louisiana Marketing Company, a Delaware corporation ("MLM"), Mid Louisiana Gas Transmission Company, a Delaware corporation ("MLT"), Midla Energy Services Company, a Delaware corporation ("MLESCO"; Magnolia Pipeline, H&W, Magnolia Resources, Magnolia Gathering, Midcoast Holdings, Midcoast Gas Pipeline, Nugget, Midcoast Marketing, Atemco, Trigas, Mid LA, MLM, MLT, and MLESCO herein collectively called the "Original Subsidiaries") and Bank One, and (iii) as of December 17, 1997 by Borrower, the Original Subsidiaries and Bank One (as heretofore amended, the "Original Midcoast Credit Agreement"). Pursuant to the Original Midcoast Credit Agreement, Bank One agreed, subject to the terms and conditions thereof to make available a Reducing Revolving Line of Credit (as such term is defined in the Original Midcoast Credit Agreement) and LC Line of Credit (as such term is hereinafter defined) (and Bank One agreed to issue Letters of Credit) (collectively, the "Original Midcoast Loan").

      B. Subsequent to the execution and delivery of the Original Midcoast Credit Agreement, Atemco, MLM and MLESCO merged with and into Midcoast Marketing with Midcoast Marketing being the surviving entity.

      C. As of May 30, 1997, Bank One entered into a credit facility with Midcoast Interstate Transmission, Inc., an Alabama corporation (formerly known as Alabama Tennessee Natural Gas Company) ("MIT") (as amended, the "MIT Credit Agreement"; the Original Midcoast Credit Agreement and the MIT Credit Agreement herein collectively called the "Original Credit Agreements"). Pursuant to the MIT Credit Agreement, Bank One agreed to advance loans thereunder to MIT (the "MIT Loan"; the Original Midcoast Loan and the MIT Loan collectively called the "Original Loans").

      D.    On or about July 2, 1998 the Borrower, through it's
wholly-owned  subsidiary, MLT acquired all of  the  issued  and
outstanding  stock  of  Creole  Gas  Pipeline  Corporation,   a
Louisiana corporation ("Creole").

      E. As of the date of this Agreement, the Borrower and the Original Subsidiaries are indebted to Bank One in the principal amount of $33,090,265.55 in connection with the Original Midcoast Credit Agreement and Bank One has issued pursuant to the Original Midcoast Credit Agreement a letter of credit in the face amount of $25,000.00 (the "Existing Letter of Credit").

      F. As of the date of this Agreement, MIT is indebted to Bank One in the principal amount of $100.00 in connection with the MIT Credit Agreement.

      G. The Borrower, through its wholly-owned subsidiary, Midcoast Gas Services, Inc., a Delaware corporation ("MGS"), has entered into that certain Purchase and Sale Agreement dated July 29, 1998 (the "Purchase Agreement") with El Paso Field Services Company, a Delaware corporation ("El Paso"), pursuant to which MGS will acquire certain properties and assets comprising the Andarko Gas Gathering System, all as more particularly described therein.

      H. The Borrower has formed two new Subsidiaries, Midcoast Gas Pipeline, Inc., a Delaware corporation ("MGP"), and Midcoast Energy Marketing, Inc., a Delaware corporation
("MEM").

      I. The Borrower, the Original Subsidiaries, MIT, MGS, MGP, MEM and Bank One desire to amend and restate the Original Midcoast Credit Agreement and the MIT Credit Agreement pursuant to this Amended and Restated Credit Agreement to (i) increase the amount of the credit facility, (ii) permit CIBC and NationsBank to become Lenders, (iii) evidence more particularly their respective agreements and obligations in respect to the renewal, extension and rearrangement of the terms existing and arising under the Original Credit Agreements, and the obligations, liabilities and indebtedness outstanding and to arise thereunder, including, but without limitation, the provisions for the restructuring and rearrangement of the Original Midcoast Loan and the MIT Loan into the Loan (as such term is hereinafter defined).

      I. Subject to the terms and conditions hereof, and relying on the representations, warranties and covenants made by the Borrower and the Guarantors (as such term is hereinafter defined) to the Administrative Agent and the Lenders, the Administrative Agent and the Lenders are prepared to enter into this Agreement and to make the Loan contemplated hereby.

      NOW, THEREFORE, in consideration of the foregoing and the
mutual   covenants   set  forth  herein,  the   Borrower,   the
Administrative Agent and the Lenders agree as follows:


          1    ARTICLE DEFINITIONS AND INTERPRETATION
1.1 Terms Defined Above . As used in this Credit Agreement, the terms "Borrower", "Lenders", "Bank One", "Administrative Agent", "CIBC", "Syndication Agent", "NationsBank", "Documentation Agent", "Magnolia Pipeline", "H&W", "Magnolia Resources", "Magnolia Gathering", "Midcoast Holdings", "Midcoast Gas Pipeline", "Nugget", "Midcoast Marketing", "Trigas", "Mid LA", "MLT", "Original Subsidiaries", "Original Midcoast Credit Agreement", "Creole","Existing Letter of Credit", "MGS", "El Paso", "MGP", "MEM", "Purchase Agreement", "MIT", "MIT Credit Agreement", "MIT Loan," "Original Credit Agreements", "Original Midcoast Loan", and
"Original  Loans"  shall  have the  meaning  assigned  to  them hereinabove.
1.2
1.3 Additional Defined Terms . As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:
1.4
           "Additional Costs" shall mean costs which any Lender determines are attributable to such Lender's obligations to make or maintain any Fixed Rate Loan, or any reduction in any amount receivable by such Lender in respect of any such obligation or any Fixed Rate Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to such Lender under this Agreement or such Lender's Note in respect of any Fixed Rate Loan (other than taxes imposed on the overall net income of such Lender), (b) imposes or modifies any reserve, special deposit, minimum capital, capital rates, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including Fixed Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or any commitments of such Lender hereunder, or (c) imposes any other condition affecting this Agreement or any of such extensions of credit, liabilities, or commitments.

           "Adjusted LIBO Rate" shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of l%) to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

           "Administrative Agent's Fee" shall mean the facility fee payable to the Lenders by the Borrower pursuant to
     Section 2.11.

              "Administrative Questionnaire" means an Administrative Questionnaire in form and substance acceptable to the Administrative Agent, which each Lender shall complete and provide to the Administrative Agent and the Borrower.

            "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

             "Aggregate   Initial   Commitment"   shall    mean
     $100,000,000.00.

           "Aggregate  Increased  Commitment"  shall  mean  the
     increased  aggregate commitment of the  Lenders  over  the
     Aggregate  Initial  Commitment  but  not  to  exceed   the
     Aggregate Maximum Commitment, which Aggregate Initial Commitment may be increased pursuant to Section 2.4 .

             "Aggregate   Maximum   Commitment"   shall    mean
     $150,000,000.00.

           "Agreement"  shall  mean this Amended  and  Restated
     Credit Agreement, as it may be amended, supplemented, or restated from time to time.

          "Applicable Lending Office" shall mean, for each type of Loan, the lending office of the Lender (or an affiliate of the Lender) designated for such type of Loan on the signature pages hereof or such other office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such type are to be made and maintained.

           "Applicable  Margin" shall mean for each  LIBO  Rate
     Loan, one and one-quarter percent (1-1/4%).

           "Arrangement Fee" shall mean the fee payable to the Administrative Agent for its account by the Borrower pursuant to Section 2.10.

           "Available Commitment" shall mean, at any time, an amount equal to the Aggregate Initial Commitment or the Aggregate Increased Commitment, as the case may be, less the total Loan Balance and the L/C Exposure at such time.

           "Bankruptcy  Code"  has  the  meaning  specified  in
     Section 8.01(a).

          "Base Rate" shall mean the interest rate announced or published by the Administrative Agent from time to time as its general reference rate of interest, which Base Rate shall change upon any change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Administrative Agent.

           "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Administrative Agent for a borrowing, conversion, or prepayment pursuant to Sections
     2.1 or 2.9, each of which shall:

          (a)       be signed by a Responsible Officer of the Borrower;

          (a) specify the amount and type of Loan requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

          (a) when requesting a Floating Rate Loan, be delivered to the Administrative Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing, conversion, or prepayment;

          (a) when requesting a LIBO Rate Loan, be delivered to the Administrative Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, three (3) Business Days preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan.

           "Business Day" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

           "Cash Flow" shall mean, for any period, consolidated net income of the Borrower, its Subsidiaries and any acquired companies of the Borrower or any Subsidiary from operations for such period plus (i) interest; (ii) depreciation, amortization, and depletion; and (iii) other non-cash expenses of the Borrower, its Subsidiaries and acquired companies of the Borrower or any Subsidiary.

           "Closing Date" shall mean the effective date of this Agreement.

           "Code" shall mean the United States Internal Revenue
     Code of 1986, as amended from time to time.

           "Collateral" shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

            "Commitment" shall mean the obligation of the Lenders, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1 and to issue Letters of Credit pursuant to Section 2.2.

           "Commitment Fees" shall mean each fee payable to the Lenders by the Borrower pursuant to Section 2.12.

           "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

           "Commitment Termination Date" shall mean August  31,
     2002.

           "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

          "Compliance Certificate" shall mean each Certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and furnished to the Administrative Agent from time to time in accordance with Section 6.2.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person,
     (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
     (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

           "Current Assets" shall mean all assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries after eliminating any intercompany items, as of the date of calculation, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP plus an amount equal to the Available Commitment.

           "Current Liabilities" shall mean all liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as of the date of calculation, but excluding current maturities in respect of the Obligations.

           "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

           "Default Rate" shall mean a per annum interest rate equal to the Base Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

           "Documentation Agent's Fee" shall mean the facility fee payable to the Documentation Agent by the Borrower pursuant to Section 2.11.

           "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

           "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or
     (e) other environmental, health, or safety matters affecting any Property of the Borrower, any of its Subsidiaries or the business conducted thereon.

           "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower or any of its Subsidiaries is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and
     (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

           "ERISA"  shall  mean the Employee Retirement  Income
     Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

           "Event of Default" shall mean any of the events specified in Section 9.1.

          "Excess Funding Obligor" has the meaning specified in
     Section 8.5(i).

          "Excess Payment" has the meaning specified in Section
     8.5(ii).

            "Existing Note" shall mean (A) that certain promissory note dated October 31, 1997 in the original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) executed by Borrower and the Original Subsidiaries payable to the order of Bank One, which note was given by Borrower and the Original Subsidiaries in extension, renewal and modification of, but not in novation or discharge of, the obligations and indebtedness evidenced by (i) that certain promissory note dated August 22, 1996 in the original principal amount of Forty Million and No/100 Dollars ($40,000,000.00), executed by Borrower, Magnolia Pipeline and H&W in favor of Bank One; (ii) that certain promissory note in the original principal amount of Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00) dated April 3, 1996, executed by Republic Gas Partners, L.L.C., a Delaware limited liability company ("Republic Gas"), and payable to the order of Union Bank, a Division of Union Bank of California, N.A. ("Union Bank"); (iii) that certain promissory note in the original principal amount of Thirteen Million Two Hundred Thousand and No/100 Dollars ($13,200,000.00) dated April 3, 1996, executed by Republic Gas and payable to the order of Union Bank; and (iv) that certain promissory note in the original principal amount of Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000.00) dated April 3, 1996 executed by Republic Gas and payable to the order of Union Bank; which notes described in (ii), (iii) and (iv) above, among other things, were assigned by Union Bank to Bank One pursuant to that certain Assignment of Notes, Liens, Security Interests, Collateral Security and Other Rights dated October 31, 1997, executed by Union Bank, as assignor, in favor of Bank One and (B) that certain promissory note dated May 30, 1997 in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00) executed by MIT payable to the order of Bank One.

           "Facility Fees" shall mean the facility fees payable to the Lenders by the Borrower pursuant to Section 2.13.

           "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by the Administrative Agent.

          "Final Maturity" shall mean August 31, 2002.

           "Financial Statements" shall mean statements of the consolidated financial condition of the Borrower and its Subsidiaries as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders equity, and cash flows for the Borrower and its Subsidiaries and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Administrative Agent and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

          "Fixed Rate Loan" shall mean any LIBO Rate Loan.

           "Floating Rate" shall mean the Base Rate, but in no event exceeding the Highest Lawful Rate.

           "Floating Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

           "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

           "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Guaranteed Obligations" has the meaning specified in
     Section 8.1(a).

           "Guarantor" individually means Magnolia Pipeline, H&W, Magnolia Resources, Magnolia Gathering, Midcoast
     Holdings, Midcoast Gas Pipeline, Nugget, Midcoast Marketing, Trigas, Mid LA, MLT, MIT, Creole, MGP, MEM and MGS and any other Person who guarantees all or a portion of the Obligations (whether by execution of a Subsidiary Guarantor Counterpart or otherwise) and "Guarantors" collectively means all of the foregoing.

           "Guaranty" means collectively the guaranty of the Guarantors contained in Article VIII.

            "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBS), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

           "Hedging  Agreement" shall mean  any  interest  rate
     protection  agreement  or  other  interest  rate   hedging
     arrangement.

           "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received on such Lender's Note or on any other amounts due, if any, pursuant to this Agreement under laws applicable to such Lender which are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

           "Increased Commitment" shall mean as to each Lender, the amount of the increase in such Lender's commitment effected pursuant to Section 2.4 .

           "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, and (c) all other indebtedness of such Person for borrowed money.

           "Initial  Commitment" shall mean as to each  Lender,
     the   amount  set  opposite  each  Lender's  name  on  the
     signature page hereof, as modified from time to time pursuant to the terms hereof.

            "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for, or the consent to the appointment of, a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

           "Insolvent" or "Insolvency" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

           "Intellectual  Property" shall mean patents,  patent
     applications,    trademarks,    tradenames,    copyrights,
     technology, know-how, and processes.

            "Interest Period" shall mean, subject to the limitations set forth in Section 2.21, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

           "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in, or loan to, such Person.

          "Issuing Lender" shall mean Bank One, in its capacity as issuer of one or more Letters of Credit, together with any successor letter of credit issuer and any replacement letter of credit issuer hereunder.

           "L/C  Exposure" shall mean, at any time, the sum  of
     (a) the total face amount of all issued, undrawn and uncancelled Letters of Credit, plus (b) the total unpaid reimbursement obligations of the Borrower under drawings under any Letter of Credit.

          "Letter of Credit" shall mean (i) the Existing Letter of Credit and (ii) any standby or commercial letter of credit issued by the Issuing Lender for the account of the Borrower pursuant to Section 2.2.

            "Letter of Credit Application" shall mean the standard letter of credit application employed by the Issuing Lender from time to time in connection with letters of credit.

           "Letter of Credit Fees" shall mean each fee payable to the Issuing Lender by the Borrower pursuant to Section
     2.14 upon or in connection with the issuance of a Letter of Credit.

           "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Administrative Agent and the Borrower) as the London interbank offered rate as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/16th of 1%) quoted by the Administrative Agent at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Administrative Agent to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.
           "LIBO Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

           "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower and any of its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

           "Limitation Period" shall mean any period during which any amount remains owing on any Lender's Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable to such Lender under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

           "Loan" individually shall mean any loan made by any Lender to or for the benefit of the Borrower pursuant to this Agreement up to $150,000,000 which shall include up to $15,000,000 of Letters of Credit and any payment made by Issuing Lender under a Letter of Credit and "Loans" collectively shall mean all loans made by the Lenders to or for the benefit of the Borrower pursuant to this Agreement and all payments made by Issuing Lender under all Letters of Credit.

            "Loan  Balance"  shall  mean,  at  any  time,   the
     outstanding principal balance of the Notes at such time.

           "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, the Hedging Agreements, the Subsidiary Guarantor Counterparts and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, or the Hedging Agreements and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

           "Majority Lenders" shall mean, at any time, Lenders holding at least 66 2/3% of the Loan Balance at such time, or if the Loan Balance is zero, then Lenders holding at least 66 2/3% of the Commitment at such time.

          "Material Adverse Effect" shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) any adverse effect upon the business operations, properties, condition (financial or otherwise), or prospects of the Borrower and its Subsidiaries, taken as a whole, which increases the risk that any of the Obligations will not be repaid as and when due, or (c) any adverse effect upon the Collateral.

           "Maximum  Commitment" shall mean as to each  Lender,
     the   amount  set  opposite  each  Lender's  name  on  the
     signature page hereof.

            "Mortgaged Properties" shall mean all pipeline systems of the Borrower and its Subsidiaries together with all contract rights in connection with such pipeline systems subject to a perfected first-priority Lien in favor of the Administrative Agent for the benefit of the Lenders, subject only to Permitted Liens, as security for the Obligations.

           "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net  Income"  shall  mean,  for  any  period,  the
     consolidated   net   income  of  the  Borrower   and   its
     Subsidiaries for such period, determined in accordance with GAAP.

          "Note" shall mean individually the promissory note of the Borrower payable to the order of a Lender, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof and "Notes" collectively shall mean all of such Notes.

           "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the Reimbursement Obligations, (c) the undrawn amount of all outstanding, unexpired Letters of Credit, (d) the obligation of the Borrower for the payment of Commitment Fees, Facility Fees, Letter of Credit Fees, Administrative Agent's Fees and the Arrangement Fee, (e) all indebtedness of the Borrower to any Lender in connection with any Hedging Agreement, and (f) all other obligations and liabilities of the Borrower to the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

            "Original  Loan  Documents"  shall  mean  the  Loan
     Documents, as such term is defined in the Original  Credit
     Agreement and in the MIT Credit Agreement in existence on the Closing Date.

            "Original Security Instruments" shall mean the Security Instruments, as such term is defined in the Original Credit Agreement and in the MIT Credit Agreement.

           "Other  Activities"  has the  meaning  specified  in
     Section 10.3.

           "Other  Financings"  has the  meaning  specified  in
     Section 10.3.

           "PBGC"  shall  mean  the  Pension  Benefit  Guaranty
     Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

           "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (d) other Liens in favor of the Administrative Agent and other Liens expressly permitted under the Security Instruments, (e) Liens on property securing purchase money debt permitted by Section 7.1 incurred solely for the purpose of financing the acquisition of such property, (f) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of property that do not (individually or in the aggregate) materially affect the value of assets encumbered thereby or materially impair the ability of the Borrower or any Guarantor to use such assets in their respective business, and none of which is violated in any material respect by existing or proposed structures or land use, and (g) Liens resulting from good faith deposits to secure the performance of statutory obligations, surety and appeal bonds, bids, or contracts, or leases made in the ordinary course of business.

           "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

           "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

            "Primary Balance" shall mean, the respective outstanding and unpaid balance of the Original Loans as of the date hereof, said respective balances being, in respect of the Original Midcoast Loan, $33,090,265.55, and in respect of the MIT Loan, $100.00.

          "Principal Office" shall mean the principal office of the Administrative Agent in Houston, Texas, presently located at 910 Travis, Houston, Texas 77002.

           "Prohibited Transaction" shall have the meaning assigned to such term in Section 4975 of the Code.

           "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Pro Rata Share" has the meaning specified in Section
     8.5(iii).

           "Reorganization" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in Section 4241 of ERISA.

           "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     2615.

           "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

           "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

           "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

           "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

           "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D) , or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Administrative Agent or its Applicable Lending Office.

           "Reimbursement Obligation" shall mean the obligation of the Borrower to provide to the Issuing Lender or reimburse the Issuing Lender for any amounts payable, paid, or incurred by the Issuing Lender with respect to Letters of Credit.

           "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower or any of its Subsidiaries.

           "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

           "Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer, Chief Financial
     Officer or any Vice President.

            "Security Instruments" shall mean the Original Security Instruments, the security instruments executed and delivered in satisfaction of the condition set forth in Section 4.1(g), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

           "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

           "Subsidiary Guarantor Counterpart" shall mean the subsidiary guarantor counterpart, in substantially the form attached hereto as Exhibit VI, executed by a newly acquired or formed direct or indirect Subsidiary of the Borrower furnished to the Administrative Agent in accordance with Section 6.17.

          "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.
          "Syndication Agent's Fee" shall mean the facility fee payable to the Syndication Agent by the Borrower pursuant to Section 2.11.

           "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of the Borrower and its Subsidiaries prepared on a consolidated basis and in accordance with GAAP (exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill) minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower and its Subsidiaries prepared on a consolidated basis and in accordance with GAAP.

           "Transferee" shall mean any Person to which the Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 11.1, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

           "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

1.1        Undefined  Financial Accounting Terms  .   Undefined
financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.
1.2
1.3        References  .   References  in  this  Agreement   to
Exhibit,  Article,  or Section numbers shall  be  to  Exhibits,
Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to
"hereby,"      "herein,"     "hereinafter,"      "hereinabove,"
"hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to  the  particular Exhibit, Article, or Section in which  such reference appears.
1.4
1.5         Articles  and  Sections  .   This  Agreement,   for
convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of  the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.
1.6
1.7 Number and Gender . Whenever the context requires, reference herein made to the single number shall be understood to  include  the  plural; and likewise,  the  plural  shall  be
understood  to  include  the singular.   Definitions  of  terms
defined  in  the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise
indicated.   Words denoting sex shall be construed  to  include
the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.
1.8
1.9 Incorporation of Exhibits . The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.
1.10
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                               1
                   ARTICLE TERMS OF FACILITY
(a)        Loans  .   Upon the terms and conditions (including,
without limitation, the right of the Lenders to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, each Lender severally agrees, during the Commitment Period, to make Loans to the Borrower from time to time in an aggregate principal amount that will not result in (a) such Lender's Loans exceeding such Lender's Initial Commitment (or, if the Initial Commitment of such Lender has been increased pursuant to Section 2.4, such Lender's Increased Commitment) or
(b)  the  sum  of  the total Loans plus the L/C  Exposure  then
exceeding  the  Aggregate  Initial  Commitment  (or,   if   the
Aggregate  Initial  Commitment has been increased  pursuant  to
Section 2.4, such Aggregate Increased Commitment). Such Loans shall be made in immediately available funds at the Principal Office of the Administrative Agent, to or for the benefit of the Borrower, from time to time on any Business Day designated by  the Borrower following receipt by the Administrative  Agent of a Borrowing Request.
(b)
(c) Each Loan shall be made as part of a borrowing consisting of revolving credit loans made by the Lenders ratably in accordance with their respective Initial or
Increased Commitment.  The failure of any Lender to make any
Loan required to be made by it shall not relieve any other
Lender of its obligations hereunder.
(d)
(e) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period.
Each borrowing, conversion, and prepayment of principal of
Loans shall be in an amount at least equal to $1,000,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a Fixed Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period.
Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $1,000,000; and if any LIBO Rate Loan would otherwise be in a lesser principal
amount for any period, such Loan shall be a Floating Rate Loan during such period.
(f)
(g)       The Loans shall be made and maintained by each Lender
at its Applicable Lending Office and shall be evidenced by such
Lender's Note.
(h)
(i)       It is understood and agreed by all parties hereto
that as of the date hereof, the Primary Balance in respect of the Original Midcoast Loan and the MIT Loan have been, and
shall be deemed to have been, advanced on the Loan.
(j)
(k)        Letter  of  Credit Facility .   Upon the  terms  and
conditions (including, without limitation, the right of the Issuing Lender to decline to issue any Letter of Credit so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Issuing Lender agrees, during the Commitment Period, to issue Letters of Credit following the receipt not less than two (2) Business Days prior to the requested date for issuance of the relevant Letter of Credit, of a Letter of Credit Application executed by the Borrower; provided, however, (a) no Letter of Credit shall have an expiration date which is more than 60 days after the issuance thereof or subsequent to the Commitment Termination Date, and (b) the Issuing Lender shall not be obligated to issue any Letter of Credit if (i) the face amount thereof would exceed the Available Commitment, or (ii) after giving effect to the issuance thereof, (A) the L/C Exposure, when added to the Loan Balance then outstanding, would exceed the Initial Commitment or the Increased Commitment, as the case may be, or (B) the L/C Exposure would exceed the lesser of $15,000,000 or the Available Commitment.
(l)
(m) Should the Issuing Lender be called upon by the beneficiary of any Letter of Credit to honor all or any portion of the commitment thereunder, whether upon the presentation of drafts or otherwise, such payment by the Issuing Lender on account of such Letter of Credit shall be treated, for all purposes, as a Floating Rate Loan and an advance against the Notes.
(n)
(o) The Existing Letter of Credit shall be deemed issued under and pursuant to this Agreement by the Issuing Lender and shall be deemed a Letter of Credit issued hereunder for all purposes.
(p)
(q)        Use  of  Loan  Proceeds  and  Letters  of  Credit  .
Proceeds  of  all  Loans  shall  be  used  solely  for  general
corporate   purposes  including  working  capital   needs,   to
refinance existing debt and for acquisitions.
(r)
(s)       Letters of Credit shall be used solely for working
capital needs.
(t)
1.2        Commitment  Amount  Increase  .   The  Borrower  may
request that the Aggregate Initial Commitment be increased at any time up to but not to exceed the Aggregate Maximum
Commitment.    The   Lenders,  in  their  sole   and   absolute
discretion,  may  agree  to  increase  the  Aggregate   Initial
Commitment and if they so agree, the Administrative Agent shall so notify the Borrower.
1.3
1.4 Interest . Subject to the terms of this Agreement (including, without limitation, Section 2.17), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past due principal and, to the extent permitted by applicable law, past due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by a Lender at any time as to all or any portion of such interest.
In the event that the Borrower fails to select the duration of any Interest Period for any Fixed Rate Loan within the time
period  and  otherwise  as  provided  herein,  such  Loan   (if
outstanding as a Fixed Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a
Floating   Rate  Loan)  will  remain  as,  or  (if   not   then
outstanding)  will be made as, a Floating Rate Loan.   Interest
provided for herein shall be calculated on unpaid sums actually
advanced  and  outstanding  pursuant  to  the  terms  of   this
Agreement and only for the period from the date or dates of such advances until repayment.
1.5
1.6 Repayment of Loans and Interest . Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of October, 1998, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding Fixed Rate Loan shall be due and payable on the last day of the Interest Period for such Fixed Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be  the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Notes, the Borrower shall specify to the Administrative Agent the Loans or other amounts payable by the
Borrower hereunder to which such payment is to be applied.   In
the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion; provided, however, the Administrative Agent will apply the payments to the Loans in the descending order of interest costs.
1.7
1.8 Outstanding Amounts . The outstanding principal balance of the Notes reflected by the notations by the
Administrative  Agent  on  its  records  shall  be   rebuttably
presumptive  evidence  of the principal  amount  owing  on  the
Notes.   The  liability for payment of principal  and  interest
evidenced by the Notes shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.
1.9
1.10 Time, Place, and Method of Payments . All payments required pursuant to this Agreement or the Notes shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Administrative Agent on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.
1.11
1.12      Voluntary Prepayments and Conversions of Loans .  (a)
Subject  to  applicable  provisions  of  this  Agreement,   the
Borrower shall have the right at any time or from time to  time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different
Interest  Period;   provided, however, that  (i)  the  Borrower
shall give the Administrative Agent notice of each such prepayment or conversion of all or any portion of a Fixed Rate Loan no less than three (3) Business Days prior to prepayment or conversion, (ii) any Fixed Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (iii) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (iv) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.
1.13
1.14 (b) Borrower may prepay all or any portion of the principal amount of the Loan bearing interest at a LIBOR Rate, provided that if Borrower makes any such prepayment other than on the last day of an Interest Period, Borrower (i) with such prepayment, shall pay all accrued interest on the principal amount prepaid (unless less than all of the principal amount of the Loan is being prepaid, in which case such interest shall be due and payable on the next scheduled interest payment date), and (ii) on demand, shall reimburse Lenders and hold Lenders harmless from all losses and expenses incurred by Lenders as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though Lenders funded the principal amount
prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period, whether in fact that is the case or not. Lenders' determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.
1.15
1.16 Arrangement Fee . The Borrower shall pay to the Administrative Agent on the Closing Date, in immediately available funds, for the Administrative Agent's account, the Arrangement Fee in the amount of $65,000.
1.17
1.18       Respective  Agent's  Fees  .    To  compensate   the
Administrative  Agent  for its administrative  responsibilities
under   this   Agreement,  the  Borrower  shall  pay   to   the
Administrative   Agent  on  the  Closing  Date   and   annually
thereafter while this Agreement is in effect, in immediately available funds, for the Administrative Agent's account, an Administrative Agent's Fee in the amount of $35,000, which fee shall be earned as of the Closing Date and each anniversary thereafter and which Administrative Agent's Fee will not be refunded or prorated even if this Agreement remains outstanding for less than a full year after payment of such Administrative Agent's Fee. To compensate the Syndication Agent for its responsibilities under this Agreement, the Borrower shall pay to  the  Syndication Agent on the Closing Date, in  immediately
available  funds,  for  the  Syndication  Agent's  account,   a
Syndication Agent's Fee in the amount of $65,000, which fee shall be earned as of the Closing Date. To compensate the
Documentation  Agent  for  its  responsibilities   under   this
Agreement, the Borrower shall pay to the Documentation Agent on the Closing Date, in immediately available funds, for the Documentation Agent's account, a Documentation Agent's Fee in the amount of $65,000, which fee shall be earned as of the Closing Date .
1.19
1.20       Commitment  Fees .  To compensate  the  Lenders  for
maintaining  funds  availability  under  this  Agreement,   the
Borrower shall pay to the Administrative Agent for the  account of  each Lender, in immediately available funds, on the 1st day of November, 1998, and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of three-eighths percent (3/8%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.
1.21
1.22 Facility Fees . (a) To compensate the Lenders for the costs of establishing this credit facility in the amount of their respective Initial Commitments, the Borrower shall pay on the Closing Date, in immediately available funds, (i) to Bank One, for its account, a facility fee in the amount of $100,000,
(ii) to CIBC, for its account, a facility fee in the amount of $100,000, and (iii) to NationsBank, for its account, a facility fee in the amount of $100,000.
1.23
1.24 (b) To compensate the Lenders for the costs of increasing the Commitment in excess of the Aggregate Initial Commitment, the Borrower shall pay to the Administrative Agent for the account of each Lender an additional facility fee equal to the product obtained by multiplying the increase in the Commitment by fifteen (15) basis points (.015) over the
Aggregate Initial Commitment (or any higher Aggregate Increased Commitment if previously increased over the Aggregate Initial Commitment) (not to include amounts paid and reborrowed), such facility fee to be shared by the Lenders pro rata according to their respective Increased Commitments at the time of such Increased Commitment, with such additional facility fee to be paid on the date of any Increased Commitment in immediately
available funds.
1.25
1.26       Letter of Credit Fees .  The Borrower agrees to  pay
to  the  Issuing Lender, on the date of issuance of each Letter of Credit, a fee equal to the greater of (i) $400 and (ii) one percent (1%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued; provided, however, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Issuing Lender with respect to such Letter of Credit, the Issuing Lender shall, within ten days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion of
such  fee.   The  Borrower also agrees to pay  to  the  Issuing
Lender on demand its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.
1.27
1.28       Loans  to  Satisfy Obligations of  Borrower  .   The
Administrative Agent may, with the consent of the Majority Lenders, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower or any Subsidiary contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Notes and shall be made as a Floating Rate Loan.
1.29
1.30      Security Interest in Accounts: Right of Offset .   As
security for the payment and performance of the Obligations, the Borrower and each Guarantor hereby transfers, assigns, and pledges to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all funds of the Borrower and each Guarantor now or hereafter or from time to time on deposit with any Lender, with such security interest to be retransferred, reassigned, and/or released, as the case may be, at the expense of the Borrower upon payment in full and
complete  performance by the Borrower of all Obligations.   All
remedies as secured party or assignee of such funds shall be exercisable by the Administrative Agent upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a
time   deposit   account   prior  to  the   maturity   thereof.
Furthermore, the Borrower and each Guarantor hereby grants to the Administrative Agent the right, exercisable at such time as
any  Obligation  shall  mature,  whether  by  acceleration   of
maturity or otherwise, of offset or banker's lien against all funds of the Borrower or any Guarantor now or hereafter or from time to time on deposit with any Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.
1.31
(a)       General Provisions Relating to Interest .   It is the
intention of the parties hereto to comply strictly with applicable usury laws including, where applicable, the usury laws of the State of Texas and the United States of America.
In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of
that  which  would  accrue  at the Highest  Lawful  Rate.   For
purposes of Texas law, to the extent applicable, the Borrower agrees that the Highest Lawful Rate shall be the weekly rate ceiling as defined in Texas Revised Civil Statutes Article 5069-1D.001 et seq. or any successor statute; provided that any Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other applicable laws, if greater.
(b)
(c) Notwithstanding anything herein or in any Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by such Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest
under applicable law payable to the Lender holding such Note shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as
there has been paid to the affected Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that such Lender would have received during the Limitation
Period had the interest rate remained at the otherwise
applicable rate, and (ii) all interest and fees otherwise
payable to such Lender but for the effect of such Limitation
Period.
(d)
(e)       If, under any circumstances, the aggregate amounts
paid on the Notes or under this Agreement or any other Loan Document include amounts which by applicable law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be
deemed to have been, to the extent permitted by applicable law, the result of mathematical error on the part of the Borrower and such Lender; and such Lender shall promptly refund the
amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by such Lender or notice thereof from the
Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Administrative
Agent or otherwise, or in the event of any required or
permitted prepayment, then the consideration constituting
interest under applicable laws may never exceed the Highest
Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the affected Lender on the principal amount of the Obligations payable to it, or if the principal amount of such Obligations shall have been paid in full, refunded to the Borrower.
(f)
(g)       All sums paid, or agreed to be paid, to the Lenders
for the use, forbearance or detention of the proceeds of any
Loan hereunder shall, to the extent permitted by applicable
law,  be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful
Rate throughout the full term hereof.
(h)
1.32 Limitation on Types of Loans . Anything herein to the contrary notwithstanding, no more than eight (8) separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan and each borrowing consisting of a separate LIBO Rate Loan
constituting  one  Loan.   Anything  herein  to  the   contrary
notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:
1.33
(a) any Lender determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or
(b)
(c) any Lender determines (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest
Period is to be determined do not accurately reflect the cost to such Lender of making or maintaining such Loan for such
Interest Period,
(d)
(e)  then such Lender shall give the Administrative Agent and the Borrower prompt notice thereof; and so long as such
condition remains in effect, such Lender shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.9. Before giving such notice pursuant to this Section, the affected Lender will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of such Lender to make LIBO Rate Loans hereunder and will not, in the opinion of such affected Lender, be disadvantageous to such Lender.
(f)
1.34 Illegality . Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make any type of Fixed Rate Loans hereunder, or
(b) maintain any type of Fixed Rate Loans hereunder, then such Lender shall promptly notify the Administrative Agent and the Borrower thereof; and the obligation of such Lender hereunder to make such type of Fixed Rate Loans and to convert other types of Loans into Fixed Rate Loans of such type shall be suspended until such time as such Lender may again make and maintain Fixed Rate Loans of such type, and the outstanding Fixed Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section 2.9. Before giving such notice pursuant to this Section, such Lender will designate a different available Applicable Lending Office for Fixed Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of such Lender to make Fixed Rate Loans and will not, in the opinion of the affected Lender, be disadvantageous to such Lender.
1.35
1.36 Regulatory Change . In the event that by reason of any Regulatory Change, any Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the affected Lender which includes deposits by reference to which the interest rate on any Fixed Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any Fixed Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of such Lender with notice to the Administrative Agent and the Borrower, the obligation of such Lender to make such Fixed Rate Loans and to convert Floating Rate Loans into such Fixed Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding Fixed Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.9.
1.37
1.38       Limitations  on Interest Periods  .   Each  Interest
Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO
Rate   Loan,   any  day  for  which  there  is  no  numerically
corresponding day in the appropriate subsequent calendar month)
shall   end  on  the  last  Business  Day  of  the  appropriate
subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have an Interest Period no shorter than one month, and if shorter than one month, the relevant Loan shall be a Floating Rate Loan during such period.
1.39
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                               1
                ARTICLE STATUS OF LOANS; WAIVER
1.1 Status of Loans . (a) The Loan and the Notes are entered into in renewal, extension and rearrangement of, and complete substitution and replacement for, the Original Loans and the notes evidencing the Original Loans, but not in the extinguishment of (in whole or in part) any liabilities or indebtedness of the Borrower or any of its Subsidiaries owing or outstanding in connection therewith or any liens or security interests securing any of the same.
1.2
1.3 (b) In furtherance of the foregoing, but not in limitation thereof, all of the Borrower's and its Subsidiaries' rights to request borrowings under the Original Credit
Agreements, and all of Bank One's commitments and obligations to grant borrowings or issue letters of credit under the
Original Credit Agreements, are cancelled in their entirety, and in replacement and substitution therefor, and in renewal, extension and rearrangement thereof, the Loan is granted by the Lenders to, and accepted by, the Borrower pursuant and subject to the provisions of this Agreement.  In all other respects, this Agreement is entered into to amend and restate the terms, conditions and provisions of the Original Credit Agreements and in such regard, the terms, conditions and provisions of this Agreement, except as expressly provided herein and to the express extent so provided, shall control and govern; provided, however, all liens, security interests and other rights and remedies heretofore granted or made in favor and for the benefit of Bank One, by the Borrower, any of its Subsidiaries,
MIT or any other Person, are hereby reaffirmed, ratified and continued as valid and subsisting and in full force and effect to secure the prompt payment of the Loans and all other liabilities and indebtedness now or heretofore existing or hereafter arising in connection with, or related to, this Agreement, and the prompt performance of all terms and provisions hereof and in connection herewith.
1.4
1.5        Waiver  .   The  Borrower and  the  Guarantors  each
warrant and represent to the Administrative Agent and the Lenders that to their knowledge no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent or any Lender or any defense to (y) the payment of any obligations and indebtedness under the Original Credit Agreements and/or this Agreement or (z) the performance of any of their respective obligations in respect to the Original Credit Agreements and/or this Agreement, and in the event any such facts, events, statuses or conditions exist
or    have   existed,   the   Borrower   and   each   Guarantor
unconditionally and irrevocably waives any and all claims and causes of action against the Administrative Agent and Lenders and any defenses to their payment and performance obligations
in   respect  to  the  Original  Credit  Agreements  and   this
Agreement.
1.6
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                               1
                      ARTICLE CONDITIONS
2         The obligations of the Lenders to enter into this
Agreement and to make Loans and issue Letters of Credit are subject to the satisfaction of the following conditions precedent:
3
3.1        Receipt  of Loan Documents and Other  Items  .   The
Lenders shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, shall be satisfactory to the Lenders, and the Lenders shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower or a Subsidiary of the Borrower, all in form and substance satisfactory to the Lenders and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Lenders:
3.2
     (a) multiple counterparts of this Agreement, as requested by the Administrative Agent;

(a)         the  Existing  Notes,  endorsed  payable   to   the
Administrative Agent, as agent for the Lenders;
(b)
     (c)  the Notes;

(a)         copies   of   the  Articles  of  Incorporation   or
Certificate of Incorporation and all amendments thereto and the
bylaws   and  all  amendments  thereto  of  the  Borrower   and
Guarantors accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower or such Guarantor to the effect that each such copy is correct and complete;
(b)
(c) certificates of incumbency and signatures of all officers of the Borrower and Guarantors who are authorized to execute Loan Documents on behalf of the Borrower or such Guarantor, each such certificate being executed by the secretary or an assistant secretary of the Borrower or such Guarantor;
(d)
(e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of the Borrower and Guarantors accompanied by certificates of the secretary or an assistant secretary of the Borrower or such Guarantor to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower or such Guarantor and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;
(f)
(g) multiple counterparts, as requested by the Administrative Agent, of the following documents ratifying, amending, and/or restating the Original Security Instruments and otherwise establishing Liens in favor of the Administrative Agent, for the benefit of the Lenders, in and to the
Collateral:
(h)
     (i) Assignment of Note and Liens relating to the Existing Note executed in connection with the Original Midcoast Credit Agreement to be filed in various counties and parishes;

     (i) Assignment of Note and Liens relating to the Existing Note executed in connection with the MIT Credit Agreement to be filed in various counties;

     (i)        Mortgage,  Open-End Mortgage,  Deed  of  Trust,
     Indenture, Security Agreement and Financing Statement from MGS to be filed in Texas and Oklahoma;

     (i) Act of Mortgage and Security Agreement from Creole to be filed in Louisiana;

     (i)       Amended and Restated Act of Mortgage and Security
     Agreement from Mid LA and MLT to be filed in Louisiana;

     (i)       Amended and Restated Mortgage, Security Agreement,
     Assignment of Leases, Rents and Proceeds from Mid LA and MLT to be filed in Mississippi;

     (i)       Amended and Restated Mortgage, Open-End Mortgage,
     Deed of Trust, Indenture, Security Agreement and Financing
     Statement from Borrower to be filed in New York;

     (i)        Mortgage,  Open-End Mortgage,  Deed  of  Trust,
     Indenture, Security Agreement and Financing Statement from
     Borrower to be filed in Kansas;

     (i)       Amended and Restated Mortgage, Open-End Mortgage,
     Deed of Trust, Indenture, Security Agreement and Financing
     Statement from Borrower to be filed in Texas, Oklahoma, Tennessee, Alabama and Mississippi;

     (i)       Amended and Restated Act of Mortgage and Security
     Agreement from Borrower to be filed in Louisiana;

     (i)        Amended  and Restated Mortgage,  Assignment  of
     Proceeds, Security Agreement and  Financing Statement from
     Magnolia Pipeline to be filed in Alabama;

     (i)       Amended and Restated Mortgage, Open-End Mortgage,
     Deed of Trust, Indenture, Security Agreement and Financing
     Statement from MIT to be filed in Alabama, Tennessee and Mississippi;

     (i) Affidavit of Testimony from MIT to be filed in Alabama;

     (i) Affidavit of Testimony from Magnolia Pipeline to be filed in Alabama;

     (i) Affidavit of Testimony from Borrower to be filed in Kansas;

     (i)       Security Agreement- Stock Pledge Agreement from Mid
     LA;

     (i)            Amended and Restated Security Agreement-Stock
               Pledge from Borrower;

     (i)        Amended  and Restated Security  Agreement  from
     Borrower, Magnolia Pipeline, H&W, Magnolia Resources, Magnolia Gathering, Midcoast Holdings, Midcoast Gas Pipeline, Nugget,
     Midcoast Marketing, Trigas, Mid LA, MLT and MIT;

     (i)            Amended and Restated Security Agreement from
               Magnolia Pipeline;

     (i)       Security Agreement from MEM, MGS, Creole and MGP;

     (i) uniform commercial code financing statements from MGS for filing in the States of Texas and Oklahoma;

     (i) uniform commercial code financing statements from Creole for filing in the State of Louisiana;

          (i)     uniform commercial code financing statements from MGP;

          (i)     uniform commercial code financing statements from MEM;
          and

     (i) uniform commercial code financing statement amendments from Borrower, Magnolia Pipeline, H&W, Magnolia Resources, Magnolia Gathering, Midcoast Holdings, Midcoast Gas Pipeline, Nugget, Midcoast Marketing, Trigas, Mid LA, MLT and MIT for filing in various states;

     (a) audited consolidated Financial Statements of the Borrower and its Subsidiaries as of December 31, 1997;

     (a) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the
     Borrower  and  each  Guarantor  in  its  jurisdiction   of
     incorporation and in any other jurisdictions where Borrower or any Guarantor does business other than those jurisdictions where failure to qualify would not have a Material Adverse Effect;

     (a) results of searches of the UCC Records of the Secretary of State of the States of Texas, Louisiana, Oklahoma, New York, Mississippi, Kansas and Alabama from a source acceptable to the Administrative Agent and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Administrative Agent for the benefit of the Lenders;

     (a) the opinion of counsel to the Borrower and Guarantors, substantially in the form of Schedule IV;

     (a) certificates evidencing the insurance coverage required pursuant to Section 6.16;
     (m) a certificate executed by a Responsible Officer of the Borrower certifying to the delivery of true, complete and correct copies of the Purchase Agreement and all
     documents   and   instruments   executed   in   connection
     therewith;

     (n)   the waiting period associated with the filings  made
     by  the  Borrower and El Paso with respect to the Purchase
     Agreement    under   the   Hart-Scott-Rodino    Anti-Trust
     Improvement Act of 1976 shall have expired;

     (o) all legal opinions issued in connection with the Purchase Agreement shall contain language permitting the Lenders to rely thereon; and

     (p)    such   other  agreements,  documents,  instruments,
     opinions, certificates, waivers, consents, and evidence as the Administrative Agent may reasonably request.

1.1 Each Loan and Letter of Credit . In addition to the conditions precedent stated elsewhere herein, the Lenders shall not  be obligated to make any Loan and the Issuing Lender  will not be obligated to issue any Letter of Credit unless:
1.2
     (a) the Borrower shall have delivered to the Administrative Agent a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan, or a Letter of Credit Application at least one Business Day prior to the requested issuance date for the relevant Letter of Credit; and each statement or certification made in such Borrowing Request or Letter of Credit Application, as the case may be, shall be true and correct in all material respects on the requested date for such Loan or the issuance of such Letter of Credit;

     (a) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan or the issuance of the requested Letter of Credit;

     (a)  if requested by the Administrative Agent, the Borrower
     shall   have  delivered  evidence  satisfactory   to   the
     Administrative Agent substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan or the issuance of such Letter of Credit;

     (a) the Administrative Agent shall have received, reviewed, and approved such additional documents and items as described in Section 4.1 as may be requested by the Administrative Agent with respect to such Loan or Letter of Credit;

     (a) no event shall have occurred which, in the reasonable opinion of the Administrative Agent, could have a Material
     Adverse Effect;

     (a) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan or the issuance of such Letter of Credit;

     (a) all of the Security Instruments shall be in full force and effect and provide to the Administrative Agent and Lenders the security intended thereby;
(b) neither the consummation of the transactions contemplated hereby nor the making of such Loan nor the issuance of such Letter of Credit shall contravene, violate, or conflict with any Requirement of Law;

     (a) the Borrower or one or more of the Guarantors shall hold full legal title to the Collateral and be the sole beneficial owner thereof;

     (a) the Administrative Agent shall have received payment of the Administrative Agent's Fee and the Lenders shall have received the payment of all Facility Fees, Letter of Credit Fees, and other fees payable to the Lenders hereunder and reimbursement from the Borrower, and special legal counsel for the Administrative Agent shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Administrative Agent for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan or Letter of Credit Application, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan or Letter of Credit Application; and

     (a) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Administrative Agent and its counsel.

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                               1
            ARTICLE REPRESENTATIONS AND WARRANTIES
2         To induce the Lenders to enter into this Agreement
and to make the Loans and issue Letters of Credit, the Borrower represents and warrants to the Lenders (which representations and warranties shall survive the delivery of the Notes) that:
3
3.1        Due  Authorization .  The execution and delivery  by
the  Borrower  and  each Guarantor of this  Agreement  and  the
borrowings  hereunder,  the  execution  and  delivery  by   the
Borrower  of  the  Notes and each Loan Document  to  which  the
Borrower or any Guarantor is a party, the repayment of the Notes and interest and fees provided for in the Notes and this
Agreement,   the  execution  and  delivery  of   the   Security
Instruments to which the Borrower or any Guarantor is  a  party and the performance of all obligations of the Borrower and each Guarantor under the Loan Documents are within the power of the Borrower or such Guarantor, respectively, have been duly authorized by all necessary corporate action by the Borrower or such Guarantor, as the case may be, and do not and will not (a)
require   the  consent  of  any  Governmental  Authority,   (b)
contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower or any Guarantor is a party or by which any Property of the Borrower or any Guarantor may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or on any Property of the Borrower or any Guarantor under any such indenture, instrument, or other agreement, other than the Loan Documents.
3.2
3.3         Corporate  Existence  .   The  Borrower  and   each
Guarantor  is  a corporation duly organized, legally  existing, and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and  is  in  good  standing  in all jurisdictions  wherein  the
ownership  of  Property  or  the  operation  of  its   business
necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.
3.4
3.5 Valid and Binding Obligations . All Loan Documents, when duly executed and delivered by the Borrower and each Guarantor which is a party thereto, will be the legal, valid, and binding obligations of the Borrower and Guarantor party thereto, enforceable against the Borrower and Guarantor party thereto in accordance with their respective terms.
3.6
3.7        Security  Instruments  .   The  provisions  of  each
Security Instrument are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid, and enforceable Lien in all right, title, and interest of  the  Borrower  or Guarantor, as the case  may  be,  in  the
Collateral   described  therein,  which  Liens,  assuming   the
accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first priority Liens on all right, title, and interest of the Borrower or Guarantor party thereto, in the Collateral described therein.
3.8
3.9        Title to Assets .  The Borrower and Guarantors  have
good   and  indefeasible  title  to  all  of  their  respective
Properties, free and clear of all Liens except Permitted Liens.
3.10
3.11       Scope  and Accuracy of Financial Statements  .   The
Financial Statements of the Borrower as of December 31, 1997, present fairly the consolidated financial position and results
of   operations  and  cash  flows  of  the  Borrower  and   its
Subsidiaries  in accordance with GAAP as at the relevant  point in  time or for the period indicated, as applicable.  No  event or circumstance has occurred since December 31, 1997, which could reasonably be expected to have a Material Adverse Effect. 3.12
3.13 No Material Misstatements . No information, exhibit, statement, or report furnished to the Administrative Agent or any Lender by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.
3.14
3.15       Liabilities, Litigation, and Restrictions  .   Other
than  as  listed under the heading "Liabilities" on  Exhibit  V
attached   hereto,   the  Borrower  and  Guarantors   have   no
liabilities, direct, or contingent, which may materially and adversely affect their respective business or operations or their ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit V hereto, no litigation or other action of any nature affecting the Borrower or Guarantors is pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any Guarantor which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome
restriction,   restraint   or  hazard   exists   by   contract,
Requirement of Law, or otherwise relative to the business or operations of the Borrower or any Guarantor or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower and Guarantors.
3.16
3.17       Authorizations;  Consents  .   Except  as  expressly
contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower and Guarantors of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Notes and interest and  fees  provided  in the Notes and this  Agreement,  or  the
performance   by  the  Borrower  or  the  Guarantors   of   the
Obligations.
3.18
3.19       Compliance  with  Laws .  Except  as  set  forth  on
Exhibit V under the heading "Compliance," the Borrower and Guarantors and their respective Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any  such  Requirements of Law could not reasonably be expected to have a Material Adverse Effect.
3.20
3.21       ERISA  .   No  Reportable Event  has  occurred  with
respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and
the  Code.   To  the  best knowledge of the  Borrower,  (a)  no
Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any Commonly Controlled Entity has had
a  complete  or partial withdrawal from any Multiemployer  Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither the Borrower nor any
Commonly  Controlled  Entity  has  received  notice  that   any
Multiemployer Plan is Insolvent or in Reorganization.   To  the
best   knowledge  of  the  Borrower,  no  such  Insolvency   or
Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower
and   all  Commonly  Controlled  Entities  for  post-retirement
benefits to be provided to the current and former employees  of the Borrower and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) will, in the aggregate, have a Material Adverse Effect.
3.22
3.23 Environmental Laws . To the best knowledge and belief of the Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit V under the heading "Environmental Matters:"
3.24
     (a) no Property of the Borrower or any of its Subsidiaries is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

     (a) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower or any of its Subsidiaries at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

     (a) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or any of its Subsidiaries from, affecting, or related to any Property of the Borrower or any of its Subsidiaries or adjacent to any Property of the Borrower or any of its Subsidiaries has occurred; and

     (a) no Environmental Complaint has been received by the Borrower or any of its Subsidiaries.

1.1 Compliance with Federal Reserve Regulations . No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.
1.2
1.3 Investment Company Act Compliance . The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
1.4
1.5 Public Utility Holding Company Act Compliance . The Borrower is not a "holding company," or an "affiliate," of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.
1.6
1.7 Proper Filing of Tax Returns, Payment of Taxes Due . The Borrower and its Subsidiaries have duly and properly filed their United States income tax returns and all other tax returns which are required to be filed and have paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower and its Subsidiaries with respect to taxes and other governmental charges are adequate.
1.8
1.9 Refunds . Except as described on Exhibit V under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any other Governmental Authority exist which could result in the Borrower or any of its Subsidiaries being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the
Mortgaged  Property  and  such refund  would  have  a  Material
Adverse Effect.
1.10
1.11 Intellectual Property . The Borrower or its Subsidiaries own or are licensed to use all Intellectual Property necessary to conduct all business material to their respective condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property that would have a Material Adverse Effect; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower or any of its Subsidiaries.
1.12
1.13 Casualties or Taking of Property . Except as disclosed on Exhibit V under the heading "Casualties," since December 31, 1997, neither the business nor any Property of the Borrower or any of its Subsidiaries has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.
1.14
1.15 Locations of Borrower . The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 11.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Administrative Agent; provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Administrative Agent have been filed.
1.16
1.17 Locations of Subsidiaries . The principal place of business and chief executive office of each Subsidiary of the Borrower is located at the address set forth in Exhibit V under the heading "Subsidiaries", or at such other location as such Subsidiary may have, by proper written notice hereunder, advised the Administrative Agent; provided that such other location is within a state in which appropriate financing statements from the Subsidiary in favor of the Administrative Agent have been filed.
1.18
1.19 Subsidiaries . Borrower has no Subsidiaries except those described on Exhibit V under the heading "Subsidiaries". 1.20
1.21 Purchase Agreement. The closing of the transactions contemplated by the Purchase Agreement has or will occur simultaneously with the funding of the initial Loans hereunder and neither the Borrower nor MGS has waived nor shall waive, or in any way amend, without the prior written consent of the Lenders, the terms of the Purchase Agreement, including any condition to the obligations to close as so set forth therein. A true and complete copy of the Purchase Agreement (including all exhibits, schedules and amendments thereto) has been delivered to the Lenders, and a true and complete copy of each document delivered at the closing of the Purchase Agreement will be delivered to Lenders on the Closing Date. MGS is not in default under the Purchase Agreement or under any instrument or document to be delivered in connection with the Purchase Agreement. The representations and warranties made in the
Purchase  Agreement  by MGS will be true  and  correct  in  all material respects (except for changes expressly provided for therein or herein) on and as of the Closing Date as though made on and as of such date.
1.22
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                               1
                 ARTICLE AFFIRMATIVE COVENANTS
2         So long as any Obligation remains outstanding or
unpaid or any Commitment exists, the Borrower shall:
3
3.1 Maintenance and Access to Records . Keep adequate records, in accordance with GAAP, of all its and its Subsidiaries' transactions so that at any time, and from time to time, its and its Subsidiaries' true and complete financial condition may be readily determined, and promptly following the reasonable request of the Administrative Agent, make such records available for inspection by the Administrative Agent and, at the expense of the Borrower, allow the Administrative Agent to make and take away copies thereof.
3.2
(a) Quarterly Financial Statements; Compliance Certificates . Deliver to the Administrative Agent, on or before the 90th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated Financial Statements of the Borrower and its Subsidiaries as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower and its Subsidiaries, subject to changes resulting from normal year-end audit adjustments, and on or before the 60th day after the close of each fiscal quarter, a Compliance Certificate.
(b)
3.3 Annual Financial Statements . Deliver to the Administrative Agent, on or before the 120th day after the close of each fiscal year of the Borrower, a copy of the annual audited consolidated Financial Statements of the Borrower.
3.4
3.5 Year 2000 Compliance . Borrower shall perform all acts reasonably necessary (and will cause its Subsidiaries to perform all acts reasonably necessary) to ensure that Borrower and its Subsidiaries and any business in which Borrower or its Subsidiaries holds a substantial interest become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's and its Subsidiaries' systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to the Administrative Agent such certifications or other evidence of Borrower's compliance with the terms of this paragraph as the Administrative Agent may from time to time require.
3.6
3.7 Notices of Certain Events . Deliver to the Administrative Agent, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:
     (a)  any Default or Event of Default;

     (a) any default or event of default under any contractual obligation of the Borrower, or any of its Subsidiaries, or any litigation, investigation, or proceeding between the Borrower and any of its Subsidiaries and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (a) any litigation or proceeding involving the Borrower or any of its Subsidiaries as a defendant or in which any Property of the Borrower or any of its Subsidiaries is subject to a claim and in which the amount involved is $500,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

     (a) the receipt by the Borrower or any of its Subsidiaries of any Environmental Complaint;

     (a) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person reasonably likely to have a Material Adverse Effect concerning the environmental condition of, or relating to, any Property of the Borrower or any of its Subsidiaries or adjacent to any Property of the Borrower or any of its Subsidiaries following any allegation of a violation of any Requirement of Law;

     (a) any Release of Hazardous Substances by the Borrower or any of its Subsidiaries from, affecting, or related to any Property of the Borrower or any of its Subsidiaries, or adjacent to any Property of the Borrower or any of its Subsidiaries, reasonably likely to have a Material Adverse Effect except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of, or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

     (a)  any change in the senior management of the Borrower;

     (a) any other event or condition which could reasonably be expected to have a Material Adverse Effect; and

     (a) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto.

1.1         Additional  Information  .   (a)   Furnish  to  the
Administrative Agent, within five days after any material report (other than financial statements) or other communication is sent by the Borrower to its stockholders or filed by the
Borrower with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of such report or communication and, promptly upon the request of the
Administrative  Agent,  such  additional  financial  or   other
information concerning the assets, liabilities, operations, and transactions of the Borrower and its Subsidiaries as the Administrative Agent may from time to time request; and notify the Administrative Agent not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in a name or the location of a principal place of business or chief executive office; and upon the request of the
Administrative   Agent,   execute  such   additional   Security
Instruments  as may be necessary or appropriate  in  connection therewith.
1.2
1.3 (b) The Borrower agrees to furnish to the Administrative Agent within a time period as the Administrative Agent may reasonably request such additional information and statements, lists of assets and liabilities, tax returns, financial statements, reporting statements or any other reports with respect to the Borrower's and/or any Guarantor's financial condition, business operations, and properties as
Administrative Agent may request from time to time.
1.4
1.5 Compliance with Laws . Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d)
all    permits,   licenses,   registrations,   approvals,   and
authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower or any of its Subsidiaries, (ii) required for the performance of the operations of the Borrower and its Subsidiaries, or (iii)
applicable   to   the   use,  generation,  handling,   storage,
treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower and its Subsidiaries, while such Persons are acting within the scope of their relationship with the Borrower or such Subsidiary, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower or such Subsidiary to so comply.
1.6
1.7 Payment of Assessments and Charges . Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower or any of its Subsidiaries, except any of the foregoing being contested in good faith and as to which adequate reserves in accordance with GAAP have been established or unless failure to pay would not have a Material Adverse Effect.
1.8
1.9        Maintenance of Corporate Existence and Good Standing
 .   Maintain Borrower's and each of its Subsidiary's  corporate existence or qualification and good standing in its respective jurisdiction of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired by it or business now or hereafter conducted by it necessitates same.
1.10
1.11       Payment of Notes; Performance of Obligations .   Pay
the Notes according to the reading, tenor, and effect thereof, and do and perform every act and discharge all of its other Obligations.
1.12
1.13 Further Assurances . Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Administrative Agent, be necessary to fulfill the terms of the Loan Documents.
1.14
1.15        Initial   Fees   and   Expenses   of   Counsel   to
Administrative Agent . Upon request by the Administrative Agent, promptly reimburse the Administrative Agent for all reasonable fees and expenses of Brown, Parker & Leahy, L.L.P., special counsel to the Administrative Agent, in connection with
the   preparation  of  this  Agreement  and  all  documentation
contemplated   hereby,  the  satisfaction  of  the   conditions
precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.
1.16
1.17 Subsequent Fees and Expenses of Administrative Agent . Upon request by the Administrative Agent, promptly reimburse the  Administrative Agent (to the fullest extent  permitted  by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Administrative Agent to satisfy any obligation of the Borrower under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Administrative Agent under any of the Loan Documents; and to protect the Properties or business of the Borrower and its Subsidiaries including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Administrative Agent and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys'
fees,  (c)  reasonable  fees  and  expenses  of  auditors   and
accountants   incurred  to  protect  the   interests   of   the
Administrative  Agent,  (d)  fees  and  expenses  incurred   in
connection with the participation by the Administrative Agent as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in 362 of Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to 1129 of Title 11 of the United States Code, all reasonably incurred by the Administrative Agent in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of demand for payment by the Administrative Agent until the date it is repaid to the Administrative Agent, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being
binding   upon   the  Borrower  and/or  a  trustee,   receiver,
custodian, or liquidator of the Borrower appointed in any  such case.
1.18
1.19 Operation of Properties . Develop, maintain, and operate its Properties (and cause its Subsidiaries to develop, maintain and operate their Properties) in a prudent and workmanlike manner in accordance with industry standards.
1.20
1.21 Maintenance and Inspection of Properties . Maintain all of its tangible Properties (and cause its Subsidiaries to maintain all of their tangible Properties) in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof; and permit any authorized representative of the Administrative Agent to visit and inspect any tangible Property of the Borrower or any of its Subsidiaries.
1.22
1.23 Maintenance of Insurance . Maintain insurance with respect to its and its Subsidiaries' Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Administrative Agent, and, upon any renewal of any such insurance and at other times upon request by the Administrative Agent, furnish to the
Administrative    Agent   evidence,   satisfactory    to    the
Administrative Agent, of the maintenance of such insurance. The Administrative Agent shall have the right to collect, and
the   Borrower  and  each  Subsidiary  hereby  assigns  to  the
Administrative Agent, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $500,000, the Administrative Agent may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been
made.   In  the event of any such damage, loss, or  destruction
for which insurance proceeds are $500,000 or less; provided that no Default or Event of Default has occurred and is continuing, the Administrative Agent shall deliver any such
proceeds  received by it to the Borrower.   In  the  event  the
Administrative   Agent   receives   insurance   proceeds    not
attributable  to  Collateral  or  business  interruption,   the
Administrative  Agent shall deliver any such  proceeds  to  the
Borrower.
1.24
1.25        Additional  Subsidiaries  .   The   Borrower   will
immediately cause any Person that becomes a Subsidiary of the Borrower subsequent to the Closing Date to (i) execute a Subsidiary Guarantor Counterpart and to deliver same to the Administrative Agent and (ii) deliver such other Security Instruments as the Administrative Agent requests.
1.26
1.27        INDEMNIFICATION   .    INDEMNIFY   AND   HOLD   THE
ADMINISTRATIVE    AGENT,   LENDERS   AND    THEIR    RESPECTIVE
SHAREHOLDERS,    OFFICERS,   DIRECTORS,   EMPLOYEES,    AGENTS,
ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF ADMINISTRATIVE AGENT OR THE LENDERS UNDER ANY SECURITY INSTRUMENT (THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES,
FINES,   PENALTIES,   CHARGES,  ADMINISTRATIVE   AND   JUDICIAL
PROCEEDINGS   AND   ORDERS,   JUDGMENTS,   REMEDIAL    ACTIONS,
REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE
PRESENCE  OF  ANY HAZARDOUS SUBSTANCES ON, UNDER, OR  FROM  ANY
PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES, WHETHER PRIOR TO OR DURING THE TERM HEREOF,
AND  WHETHER  BY THE BORROWER, ANY OF ITS SUBSIDIARIES  OR  ANY
PREDECESSOR   IN   TITLE,  EMPLOYEE,  AGENT,   CONTRACTOR,   OR
SUBCONTRACTOR OF THE BORROWER, ANY OF ITS SUBSIDIARIES OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN
CONNECTION   WITH  THE  GENERATION,  USE,  HANDLING,   STORAGE,
TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OF ITS SUBSIDIARIES WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF
THEIR   RELATIONSHIP  WITH  THE  BORROWER   OR   ANY   OF   ITS
SUBSIDIARIES,  IRRESPECTIVE OF WHETHER ANY OF  SUCH  ACTIVITIES
WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE ISSUING LENDER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR
THE   TRANSACTIONS  CONTEMPLATED  THEREBY,  INCLUDING,  WITHOUT
LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY OF THEIR RESPECTIVE
SHAREHOLDERS,    OFFICERS,   DIRECTORS,   EMPLOYEES,    AGENTS,
ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT OR THE LENDERS UNDER ANY SECURITY INSTRUMENT, PROVIDED THAT BORROWER SHALL NOT BE LIABLE TO THE INDEMNIFIED PARTIES AND THIS INDEMNITY SHALL NOT EXTEND TO ANY PORTION OF THE FOREGOING CAUSED BY OR RESULTING FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED PARTIES; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE ADMINISTRATIVE AGENT OR THE LENDERS BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE ADMINISTRATIVE AGENT OR THE LENDERS.
1.28
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                               1
                  ARTICLE NEGATIVE COVENANTS
2         So long as any Obligation remains outstanding or
unpaid or any Commitment exists, the Borrower will not:
3
3.1        Indebtedness  .   Except as  otherwise  provided  in
Section 7.2, create, incur, assume, or suffer to exist (or permit any of its Subsidiaries to create, incur, assume or suffer to exist) any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and as to which such reserve as
is   required  by  GAAP  has  been  made,  (c)  purchase  money
Indebtedness not to exceed $100,000 in the aggregate incurred solely for the purpose of financing the acquisition of fixed assets, including any extensions, renewals and replacements
thereof,   (d)   Indebtedness  in  the  form  of  reimbursement
obligations (whether contingent or otherwise) in respect of letters of credit, bankers, acceptances, surety or other bonds and similar instruments incurred in the ordinary course of business, (e) Indebtedness which has been subordinated to the obligations in form and substance and upon terms satisfactory
to   the   Administrative   Agent;   and   (f)    inter-company
Indebtedness.
3.2
3.3 Contingent Obligations . Create, incur, assume, or suffer to exist (or permit any of its Subsidiaries to create, incur, assume or suffer to exist) any Contingent Obligation; provided, however, the foregoing restriction shall not apply to
(a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, (b) trade credit incurred or operating leases entered into in the ordinary course of business, (c) existing guaranties to Pan Grande Joint Venture and Starr County Gathering System, which guaranties cannot be increased, or (d) guaranties of the Borrower of Indebtedness of the Subsidiaries which has been incurred in the ordinary course of business.
3.4
3.5        Liens .  Create, incur, assume, or suffer  to  exist
any Lien on any of its Properties (or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien on any of their Properties), whether now owned or
hereafter    acquired;   provided,   however,   the   foregoing
restrictions shall not apply to Permitted Liens.
3.6
3.7 Sales of Assets . Without the prior written consent of the Administrative Agent, sell, transfer, or otherwise dispose of (or permit any of its Subsidiaries to sell, transfer, or otherwise dispose of), assets, whether now owned or hereafter acquired, except for (a) sales, transfers or dispositions in the ordinary course of business not to exceed $500,000, or (b) transfers of assets from the Borrower to a Subsidiary or from Subsidiary to Subsidiary in an amount not to exceed $500,000 in any twelve month period.
3.8
3.9        Leasebacks  .   Enter into (or  permit  any  of  its
Subsidiaries to enter into) any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.
3.10
3.11      Loans or Advances .  Except as otherwise provided  in
Section 7.7, make or agree to make or allow to remain outstanding (or permit any of its Subsidiaries to make or agree to make or allow to remain outstanding) any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of the Borrower or any of its Subsidiaries for the payment of expenses in the ordinary course of business, (c) loans or advances by Borrower to any Guarantor or by one Guarantor to another Guarantor or to any of their respective Subsidiaries, or (d) loans or advances to joint ventures in amounts not to exceed $10,000,000; provided that within three (3) Business Days of making such investment, the Borrower provides the Agent with written notice thereof which will include a detailed explanation of the business purpose for such investment.
3.12
3.13       Investments  .   Except  as  otherwise  provided  in
Section 7.6, acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of (or permit any of its Subsidiaries to acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets
of), any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) stock or assets of pipeline, processing plant or gathering line entities and oil and gas properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Administrative Agent, any Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section, (d)
money-market   funds,  (e)  stocks,  bonds,  notes   or   other
securities accepted from customers in connection with good faith work-outs of past due receivables or in bankruptcy or insolvency proceedings, or (f) interests in joint ventures as to which the Borrower or any of its Subsidiaries is a venturer, so long as such joint venture is engaged in the same line of business as the Borrower (or such Subsidiary) as of the date hereof.
3.14
3.15 Dividends and Distributions . Declare, pay, or make, whether in cash or Property of the Borrower, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of the Borrower's capital stock at any time that a Default or Event of Default exists.
3.16
3.17 Issuance of Stock; Changes in Corporate Structure . Permit any of its Subsidiaries to issue or agree to issue additional shares of capital stock, in one or any series of transactions.
3.18
3.19        Transactions  with  Affiliates   .    Directly   or
indirectly, enter into any transaction (or permit any of its Subsidiaries to enter into any transaction) (including the sale, lease, or exchange of Property or the rendering of service) with any of its or their Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate, and if such transactions are on less than an
arm's   length   basis,   the   Borrower   will   provide   the
Administrative  Agent  with  a  detailed  explanation  of   the
business purpose therefore; provided, however, the foregoing shall not apply to transactions between the Borrower and any Guarantor or between Guarantors.
3.20
3.21 Lines of Business . Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower and its Subsidiaries are engaged as of the date hereof and other businesses reasonably related thereto. 3.22
3.23 ERISA Compliance . To the extent that a Material Adverse Effect would result, permit any Plan maintained by it or any Commonly Controlled Entity to (a) engage in any Prohibited Transaction, (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, or (c) terminate in a manner which could result in the imposition of a Lien on any Property of the Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA; or assume an obligation to contribute to any Multiemployer Plan; or acquire any Person or the assets of any Person which has now or has had at any time an obligation to contribute to any Multiemployer Plan.
3.24
3.25 Cash Flow Coverage . Permit Cash Flow for any fiscal year (plus the Cash Flow of any acquired company) to be less than 1.40 times interest plus the greater of (i) current maturities of funded long term bank debt; or (ii) 1/10th of the
principal  balance  of  the  Loans.   Such  test  shall   begin
September 30, 1998 and for the immediately preceding four quarters and shall continue on a quarterly basis thereafter
looking  back to the immediately preceding four quarters.   For
purposes of this covenant, the Cash Flow of an acquired company shall be the prior four calendar quarters' Cash Flow of such acquired company immediately prior to its acquisition by Borrower, with the oldest quarter being replaced by each succeeding quarter after such acquired company is acquired by Borrower. Also for purposes of this covenant, if a division or group of assets is acquired, the term "acquired company" shall refer to such division or such group of assets and its or their related Cash Flow.
3.26
3.27       Total  Debt  .  Permit total debt including  current
maturities to be more than 65% of total capitalization.   Total
capitalization   shall  mean  the  sum  of  total   debt   plus
stockholder equity as determined in accordance with GAAP.
3.28
3.29 Current Ratio . Permit the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00 at any time.
3.30
3.31 Tangible Net Worth . Permit Tangible Net Worth as of the close of any fiscal quarter to be less than the sum of (a) $50,000,000, plus (b) 50% of positive Net Income for all fiscal periods ending subsequent to March 31, 1998, plus (c) the net proceeds of any equity offering of the Borrower.
3.32
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                               1
                       ARTICLE GUARANTY
1.1 Guaranty . (a) In consideration of, and in order to induce the Lenders to make the Loans and the Issuing Lender to issue Letters of Credit hereunder, each of Magnolia Pipeline, H&W, Magnolia Resources, Magnolia Gathering, Midcoast Holdings, Midcoast Gas Pipeline, Nugget, Midcoast Marketing (individually and as successor to Atemco, MLM and MLESCO), Trigas, Mid LA and MLT hereby absolutely, unconditionally and irrevocably, jointly and severally reaffirms, ratifies and confirms that each was originally liable as a co-maker under the Original Credit
Agreement.   Each  Guarantor  hereby,  jointly  and  severally,
guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and all other obligations and covenants of the Borrower now or hereafter existing under this Agreement, the Notes and the other Loan Documents to which the Borrower is a party whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Borrower under any chapter of Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, subject however to the limitation set forth in Section 2.17 (all such
obligations   being   the  "Guaranteed   Obligations").    Each
Guarantor agrees to pay any and all reasonable and necessary expenses incurred by each Lender and the Administrative Agent in enforcing this Guaranty against such Guarantor.
1.2
1.3       (b)  Each Guarantor agrees that the Obligations may
at any time and from time to time exceed the limitations set forth in Section 2.17 without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent and the Lenders hereunder.
1.4
1.5 (c) This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Borrower, any other Person, any Collateral or any other action, occurrence or circumstance whatsoever. This Guaranty does not in any way cancel, amend, discharge or limit any other guaranty executed by any Guarantor in favor of the Administrative Agent for the benefit of the Lenders, including, without limitation, the co-maker liability created pursuant to the Original Credit Agreement.
1.6
1.7 Continuing Guaranty . (a) Each Guarantor guarantees that the Obligations and the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that, to the maximum extent permitted by applicable law, the Obligations, Guaranteed Obligations and Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Obligations, Guaranteed Obligations or Loan Documents, or any repayment and
reborrowing  of  Loans.   To the maximum  extent  permitted  by
applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which such Guarantor is a party, the obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:
1.8
            (i)    any   modification,  amendment,  supplement,
     renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Obligations or the Guaranteed Obligations, or of the Notes, or this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the Borrower, any Guarantor, the Administrative Agent and/or the Lenders, or any other Person, pertaining to the Guaranteed Obligations;

           (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the Borrower or any Guarantor or any other Person liable on the Obligations or the Guaranteed Obligations;

           (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Borrower or any Guarantor, or any sale, lease or transfer of any or all of the assets of the Borrower or any Guarantor, or any changes in the equity holders of the Borrower or any Guarantor; or any reorganization of the Borrower or any Guarantor;

           (iv) the invalidity, illegality or unenforceability of all or any part of the Obligations, the Guaranteed Obligations, or any document or agreement executed in connection with the Obligations or the Guaranteed Obligations, for any reason whatsoever, including, without limitation, the fact that (A) the Obligations or the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Obligations, the Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Obligations or the Guaranteed Obligations acted in excess of their authority, (D) the Obligations or the Guaranteed Obligations or any part thereof violate applicable usury laws, (E) the Borrower or any Guarantor has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Obligations or the Guaranteed Obligations wholly or partially uncollectible from the Borrower or such Guarantor, (F) the creation, performance or repayment of the Obligations or the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Obligations or the Guaranteed Obligations or executed in connection with the Obligations or the Guaranteed Obligations, or given to secure the repayment of the Obligations or the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Obligations or the Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

           (v) any full or partial release of the liability of the Borrower or any Guarantor on the Obligations, the Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations, the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Obligations or the Guaranteed Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Obligations or the Guaranteed Obligations, or that the Administrative Agent or any Lender will look to any other Person to perform the Guaranteed Obligations;

           (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations or the Guaranteed
     Obligations;

            (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations or the Guaranteed Obligations;

           (viii) the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

           (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations or the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral for the Obligations or the Guaranteed Obligations;

           (x) any payment by the Borrower or any Guarantor to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any reason either the Administrative Agent or any Lender is required to refund such payment or pay such amount to the Borrower or any other Person; or

           (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Obligations, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Obligations or the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Obligations or the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations or the Guaranteed Obligations after the termination of the Commitments of all Lenders and the expiration or termination of all Letters of Credit.

      (b) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in
Article IX for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Obligations or the Guaranteed Obligations, and (ii) in the event of any acceleration of the Obligations as provided in Article IX, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guaranty.

1.1 Effect of Debtor Relief Laws . If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Obligations or the Guaranteed Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent or any Lender with any such claimant (including the Borrower), then the Obligations, the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any of the Obligations or Guaranteed Obligations or otherwise; and the Guarantors, jointly and severally, shall be liable to pay the Administrative Agent and the Lenders, and hereby do indemnify the Administrative Agent and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Administrative Agent or any Lender in the defense of any claim made against it that any payment or proceeds received by the Administrative Agent or any Lender in respect of all or part of the Obligations or the Guaranteed Obligations must be surrendered; provided that, the Guarantors shall not indemnify or hold harmless the Administrative Agent or any Lender for any payments, claims or expenses arising from the Administrative Agent's or a Lender's gross negligence, willful misconduct or violation of law. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.
1.2
1.3 General Limitation on Guaranteed Obligations . In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 8.1 would otherwise, taking into account the provisions of Section 8.5, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 8.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
1.4 Rights of Contribution . The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Obligor (but subject to the next sentence), pay to such Excess Funding Obligor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.
1.5
1.6 For purposes of this Section 8.5, (i) "Excess Funding Obligor" shall mean, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Obligor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Guarantor on the date of this Agreement exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations that have been guaranteed by such Guarantor in Section 8.1) to (y) the amount by which the aggregate fair saleable value of all assets of the Borrower and all the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all the Guarantors, all as of the Closing Date.
1.7
1.8 Subrogation . Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by the Administrative Agent or any Lender of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Administrative Agent or any Lender or of such Guarantor against the Borrower to recover the amount of any payment made by such Guarantor to the Administrative Agent or any Lender hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Guarantor shall not have any right of recourse to or any claim against assets or property of the Borrower in respect thereof, until all of the Guaranteed Obligations are paid in full after the termination of the Commitments of all Lenders and the expiration or termination of all Letters of Credit. If any such amount shall nevertheless be paid to a Subsidiary Guarantor by the Borrower or another Guarantor prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.
1.9
1.10 Subordination . If any Guarantor becomes the holder of any indebtedness payable by the Borrower or another Guarantor, each Guarantor hereby subordinates all indebtedness owing to it from the Borrower or such other Guarantor to all indebtedness of the Borrower or such other Guarantor to the Administrative Agent and the Lenders, and agrees that it shall not accept any payment on the same until payment in full of the Obligations of the Borrower under this Agreement and the other Loan Documents after the termination of the Commitments of the Lenders and the termination or expiration of the Letters of
Credit, the Notes and all other Loan Documents, and, shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount  shall  nevertheless  be paid  to  a  Guarantor  by  the
Borrower or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.
1.11
1.12 Waiver . To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral (it being the intention of the Administrative Agent, the Lenders and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent or any Lender, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Borrower, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. To the extent permitted by applicable law, each Guarantor hereby waives marshaling of assets and liabilities, notice by the Administrative Agent or any Lender of any indebtedness or liability to which such
Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.
1.13
1.14 Full Force and Effect . This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Guaranteed Obligations under this Agreement and the other Loan Documents and all other amounts payable under this Guaranty have been paid in full (after the
termination  of  the  Commitments  of  the  Lenders   and   the
termination or expiration of the Letters of Credit). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.
1.15
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                               1
                   ARTICLE EVENTS OF DEFAULT
1.1 Enumeration of Events of Default . Any of the following events shall constitute an Event of Default:
1.2
(a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Notes or in the payment when due of any fee or other sum payable under any Loan Document and such default as to interest or fees only shall have continued for three days;
(b)
(c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any of its obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Administrative Agent or knowledge thereof by the Borrower;
(d)
(e) any representation or warranty made by the Borrower or any Guarantor in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Administrative Agent or any Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;
(f)
(g) default shall be made by the Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument,executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;
(h)
(i) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article IV, the satisfaction or curing of which is precedent to the right of the Borrower to obtain a Loan or the issuance of a Letter of Credit, and such inability shall continue for a period in excess of 30 days;
(j)
(k) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets,
(ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;
(l)
(m) an order, judgment, or decree shall be entered against the Borrower or any of its Subsidiaries by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;
(n)
(o) the levy against any significant portion of the Property of the Borrower or any of its Subsidiaries, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;
(p)
(q) a final and non-appealable order, judgment, or decree shall be entered against the Borrower or any of its Subsidiaries for money damages and/or Indebtedness due in an amount in excess of $500,000, and such order, judgment, or decree shall not be satisfied, dismissed or stayed within 30 days;
(r)
(s) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower or any of its Subsidiaries under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. 1961
et seq.), the result of which could be the forfeiture or transfer of any material Property of the Borrower or any of its Subsidiaries subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;
(t)
(u)       the Borrower or any of its Subsidiaries shall have
(i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;
(v)
(w) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby and the failure to create or maintain such first-priority Lien shall materially and adversely affect the value of the Collateral taken as a whole; and
(x)
(y) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Administrative Agent.
(z)
(aa) Remedies . Upon the occurrence of an Event of Default specified in Sections 9.1(f) or 9.1(g), immediately and without notice, (i) all obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Administrative Agent in writing; and (iii) the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by such Lender and any and all other indebtedness at any time owing by such Lender to or for the credit or account of the Borrower or such Guarantor against any and all of the Obligations.
(bb)
(cc) Upon the occurrence of any Event of Default other than those specified in Sections 9.1(f) or 9.1(g), (i) the Administrative Agent may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Administrative Agent in writing; and
(iii) each Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by such Lender and any and all other indebtedness at any time owing by such Lender to or for the credit or account of the Borrower or such Guarantor against any and all of the Obligations although such Obligations may be unmatured.
(dd)
(ee) Upon the occurrence of any Event, of Default, the Administrative Agent may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.
(ff)
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                               1
               ARTICLE THE ADMINISTRATIVE AGENT
1.1 Authorization and Action . Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders, and such instructions shall be binding upon the Lenders and all holders of Notes and the Obligations; provided, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law.
1.2
1.3 Administrative Agent's Reliance . (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents (i) with the consent or at the request of the Lenders or (ii) in the absence of its or their own gross negligence or willful misconduct, it being the express intention of the parties hereto that the Administrative Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section resulting from their sole ordinary or contributory negligence. 1.4
1.5 (b) Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iii) except as otherwise expressly provided herein, shall not have any duty to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of the Borrower;
(iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (v) shall not be responsible to any Lender for the perfection or priority of any Lien securing the Obligations; and (vi) shall incur no liability to any Lender under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.
1.6
1.7 Administrative Agent and Affiliates; Bank One and Affiliates . Without limiting the right of any other Lender to engage in any business transactions with the Borrower or any of its Affiliates, with respect to their Commitments, the Loans made by them and the Notes issued to them, Bank One and each other Lender who may become the Administrative Agent shall have the same rights and powers under this Agreement and its Notes as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank One and any such other Lender, in their individual capacities. Bank One, each other Person who becomes the Administrative Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activity not the subject of this Agreement (collectively, the "Other Financings") with the Borrower, any Guarantor or any of its Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Borrower, any Guarantor or any of its Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Lenders. Without limiting the rights and remedies of the Lenders specifically set forth herein, no other Lender by virtue of being a Lender hereunder shall have any interest in (a) any Other Activities, (b) any present or future guaranty by or for the account of the Borrower not contemplated or included herein, (c) any present or future offset exercised by the Administrative Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities, or (e) any property now or hereafter in the possession or control of the
Administrative Agent which may be or become security for the Obligations of the Borrower hereunder and under the Notes by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes, then each Lender shall be entitled to share in such application according to its pro rata portion of such Obligations.
1.8
1.9 Lender Credit Decision . Each Lender acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 5.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
1.10
1.11 Administrative Agent's Indemnity . (a) The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Administrative Agent's satisfaction by the
Lenders against loss, cost, liability and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective aggregate principal amounts of the Notes then held by each of them (or if the Loan Balance at the time is zero, ratably according to the respective amounts of the Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, the Notes and the other Loan Documents. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. The provisions of this Section shall survive the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.
1.12
1.13 (b) Notwithstanding the foregoing, no Lender shall be liable under this Section to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Administrative Agent resulting from the Administrative Agent's gross negligence or willful misconduct. Each Lender agrees, however, that it expressly intends, under this Section, to indemnify the Administrative Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Administrative Agent's sole ordinary or contributory negligence.
1.14
1.15 Successor Administrative Agent . The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed as Administrative Agent under this Agreement, the Notes and the other Loan Documents at any time with or without cause by the unanimous action of the Lenders not acting as the Administrative Agent. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation or the Lenders removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as Administrative Agent hereunder and under the Notes and the other Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the other Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent hereunder and under the Notes and the other Loan Documents, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement, the Notes and the other Loan Documents.
1.16
1.17 Notice of Default . The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such notice, the Administrative Agent shall give notice thereof to the Lenders; provided, however, if such notice is received from a Lender, the Administrative Agent also shall give notice thereof to the Borrower. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in
Section 9.2.
1.18
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                               1
                     ARTICLE MISCELLANEOUS
1.1 Transfers; Participations . Any Lender may, at any time, sell, transfer, assign, or grant participations in the Obligations or any portion thereof; and any Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrower or otherwise obtained, as such Lender determines necessary or desirable. The Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee.
1.2
1.3 Survival of Representations, Warranties, and Covenants . All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.
1.4
1.5 Arbitration Provision . Each Lender, the Borrower and its Subsidiaries agree that upon the written demand of either party, whether made before or within thirty (30) days after the perfection of service of process in any legal proceedings, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, any Loan Document or otherwise., including without limitation contract disputes and tort claims., shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies., judicial or otherwise., for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision. 1.6
1.7       Intentionally Omitted .
1.8
1.9 Notices and Other Communications . Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:
1.10
(a)            if to the Administrative Agent, to:
(b)
(c)                 Bank One, Texas, National Association
(d)                 910 Travis, 6th Floor
(e)                 Houston, Texas 77002-5860
(f)                 Attention:  Energy Group, 6th Floor
(g)                 (or for notice by mail, to:
(h)                 P.O.  Box 2629
(i)                 Houston, Texas 77252-2629
(j)                 Attention:  Energy Group, 6th Floor
(k)                 Telecopy:  (713) 751-3544
(l)
(m)            if to CIBC, to:
(n)
(o)                 Two Paces West, Suite 1200
(p)                 2727 Paces Ferry Road
(q)                 Atlanta, GA  30339
(r)                 Attention:  Pluria Howell
(s)                 Telephone: (770) 319-4814
(t)                 Telecopy:  (770) 319-4950
(u)
(v)            if to NationsBank, to:
(w)                 700 Louisiana
               Houston, Texas  77002
               Attention:  Energy Finance Division
               Telecopy:  (713) 247-6432

(a)              if  to  the  Borrower  or  any  Guarantor   or
Subsidiary, to:
(b)
(c)                 Midcoast Energy Resources, Inc.
(d)                 1100 Louisiana, Suite 2950
(e)                 Houston, Texas 77002
(f)                 Attention:  Richard A. Robert
(g)                 Telecopy:  (713) 650-3232

      Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

1.1 Parties in Interest . Subject to the restrictions on changes in corporate structure set forth in Section 7.9 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower, any Subsidiary, any Guarantor or any Lender shall be binding upon and inure to the benefit of the Borrower, any Subsidiary, any Guarantor or any Lender, as the case may be, and their respective legal representatives, successors, and assigns.
1.2
1.3 Rights of Third Parties . All provisions herein are imposed solely and exclusively for the benefit of the Lenders and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Administrative Agent with the consent of the Majority Lenders at any time if it deems it advisable to do so.
1.4
1.5 Renewals; Extensions . All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Notes, or any other Loan Document.
1.6
1.7 No Waiver; Rights Cumulative . No course of dealing on the part of the Administrative Agent, its officers or employees, nor any failure or delay by the Administrative Agent with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Administrative Agent under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Administrative Agent from thereafter declaring such inability to be an Event of Default as hereinabove provided.
1.8
1.9 Survival Upon Unenforceability . In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.
1.10 Amendments; Waivers . Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.
1.11
1.12 Controlling Agreement . In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control. 1.13
1.14 Disposition of Collateral . Notwithstanding any term or provision, express or implied, in any of the Security Instruments, upon the occurrence of an Event of Default, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral by the Administrative Agent shall be in the order and manner and determined in the sole discretion of the Administrative Agent; provided, however, that in no event shall the Administrative Agent violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.
1.15
1.16 Pro Rata Treatment . (a) Except as otherwise specifically permitted hereunder, each payment or prepayment of principal, if permitted under this Agreement, and each payment of interest with respect to a Loan shall be made pro rata among the Lenders.
1.17
1.18 (b) Each Lender agrees that if, through the exercise of a right of banker's lien, setoff or claim of any kind against the Borrower as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and Obligations held by such other Lender, in the amount required to render such amounts proportional; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.
1.19
1.20 No Control . None of the terms of this Agreement or of any other Loan Document shall, or shall be deemed to, give the Administrative Agent or any Lender the rights or powers to exercise control over the business or affairs of the Borrower, any of its Subsidiaries, the Guarantors, or any Person acting for, or on behalf of, any of the foregoing referenced Persons. Neither the execution of this Agreement or any other Loan Document, nor the delivery of any of them, nor the effect, operation, performance or enforcement of any term or provision in this Agreement or any other Loan Document, is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between Administrative Agent and Lenders on the one hand and the Borrower, its Subsidiaries, and the Guarantors on the other hand. The relationship between the Borrower and the Administrative Agent and Lenders created by this Agreement and each of the other Loan Documents is only that of debtor-creditor and the powers of the Administrative Agent and Lenders hereunder are limited to the right to receive payment of the Obligations and Indebtedness owed to it or them hereunder or in connection herewith and to exercise the rights and remedies provided herein and in any other Loan Document.
1.21
1.22 GOVERNING LAW . THIS AGREEMENT AND THE NOTES SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; EXCEPT THAT, (A) CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY AND
(B) IF AT ANY TIME THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF APPLICABLE TO A LENDER PERMIT SUCH LENDER TO CONTRACT FOR, TAKE, RESERVE, CHARGE OR RECEIVE A HIGHER RATE OF INTEREST THAN IS ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN SUCH OTHER LAWS SHALL TO SUCH EXTENT GOVERN AS TO THE RATE OF INTEREST WHICH SUCH LENDER IS ALLOWED TO CONTRACT FOR, TAKE, RESERVE, CHARGE OR RECEIVE UNDER THIS AGREEMENT AND SUCH LENDER'S NOTE.
1.23
1.24 JURISDICTION AND VENUE . ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE ADMINISTRATIVE AGENT, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER AND EACH GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE ADMINISTRATIVE AGENT IN ACCORDANCE WITH THIS SECTION.
1.25
1.26 ENTIRE AGREEMENT . THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE CORRESPONDENCE DATED July 8, 1998, FROM THE ADMINISTRATIVE AGENT TO THE BORROWER AND THE TERM SHEET ENCLOSED THEREWITH. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER
WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.
1.27
1.28 Counterparts . For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.
1.29
       Remainder of this page intentionally left blank.
      IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                   ADMINISTRATIVE AGENT:

                                   BANK ONE, TEXAS,
                                    NATIONAL ASSOCIATION


                                   By:
                                        Charles T. Kingswell-
Smith
                                        Senior Vice President


                                   BORROWER:

                                   MIDCOAST ENERGY RESOURCES,
INC.


                                   By:
                                        Richard A. Robert
                                        Chief Financial Officer
and
                                        Treasurer

                                   GUARANTORS:

MAGNOLIA PIPELINE CORPORATION H&W PIPELINE CORPORATION


By:_____________________           By:_____________________
     Richard A. Robert                       Richard A. Robert
     Treasurer                          Treasurer


MAGNOLIA RESOURCES, INC.      MAGNOLIA GATHERING, INC.


By:_____________________           By:_____________________
     Richard A. Robert                       Richard A. Robert
     Treasurer                          Treasurer

MIDCOAST HOLDINGS NO. ONE, INC.    MIDCOAST GAS PIPELINE, INC.,
a Texas                                 corporation


By:_____________________           By:_____________________
     Richard A. Robert                       Richard A. Robert
     Treasurer                          Treasurer


NUGGET DRILLING CORPORATION        MIDCOAST MARKETING,  INC.


By:_____________________           By:_____________________
     Richard A. Robert                       Richard A. Robert
     Treasurer                          Treasurer


MIDCOAST  GAS PIPELINE, INC.,      TENNESSEE RIVER INTRASTATE
a Delaware corporation                  GAS COMPANY, INC.

By:_____________________           By: ______________________
     Richard A. Robert                       Richard A. Robert
     Treasurer                          Treasurer


MID LOUISIANA GAS COMPANY          CREOLE GAS PIPELINE
                                    CORPORATION


By:_____________________           By;
     Richard A. Robert                       Richard A. Robert
     Treasurer                          Treasurer


MID LOUISIANA GAS TRANSMISSION     MIDCOAST INTERSTATE
COMPANY                            TRANSMISSION, INC.


By:_____________________           By:_____________________
     Richard A. Robert                       Richard A. Robert
     Treasurer                          Treasurer


MIDCOAST GAS SERVICES, INC.        MIDCOAST ENERGY MARKETING,
INC.


By:_____________________           By: ________________________
     Richard A. Robert                       Richard A. Robert
     Treasurer                          Treasurer
                                   LENDERS:

Commitments:                       BANK ONE, TEXAS, NATIONAL
                                   ASSOCIATION

Initial Commitment: $33,333,333.34
Maximum Commitment: $50,000,000.00      By:
                                        Charles T. Kingswell-
Smith
                                        Senior Vice President

                                   Address:

                                   Energy Group
                                   Bank One, Texas, N.A.
                                   910 Travis, 6th Floor
                                   Houston, Texas  77002
                                   Telephone No. (713) 751-7803
                                   Telecopy No. (713) 751-3544

                                   CIBC, INC.

Initial Commitment: $33,333,333.33
Maximum Commitment: $50,000,000         By:
                                   Name:
Title:
                                   Address:
                                   Two Paces West, Suite 1200
                                   2727 Paces Ferry Road
                                   Atlanta, GA  30339
                                   Attention:  Pluria Howell
                                   Telephone No. (770) 319-4814
                                   Telecopy No. (770) 319-4950

                                   NATIONSBANK, N.A.

Initial Commitment: $33,333,333.33
Maximum Commitment: $50,000,000.00      By:
                                   Name:
Title:
                                   Address:

                                   700 Louisiana
                                   Energy Finance Division
                                   Houston, Texas  77002
                                   Telephone No.(713) 247-6833
                                   Telecopy No.(713) 247-6432
                           EXHIBIT I

                        [FORM OF NOTE]

$50,000,000.00 Houston, Texas August _, 1998

     This Note is executed and delivered in renewal, replacement, enlargement and extension (and not in extinguishment) of the indebtedness, both unpaid principal and accrued unpaid interest, as of August _, 1998, on (i) that certain Promissory Note dated October 31, 1997 in the principal amount of $100,000,000.00 (as renewed, rearranged and extended, the "Original Note"), which Original Note was executed by Borrower, Magnolia Pipeline Corporation, H&W Pipeline Corporation, Magnolia Resources, Inc., Magnolia Gathering, Inc., Midcoast Holdings No. One, Inc., Midcoast Gas Pipeline, Inc., Nugget Drilling Corporation, Midcoast Marketing, Inc., Alatenn Energy Marketing company, Tennessee River Intrastate Gas Co., Mid Louisiana Gas Company, Mid Louisiana Marketing Company, Mid Louisiana Gas Transmission Company and Midla Energy Services Company payable to the order of Bank One, Texas, National Association ("Bank One") and (ii) that certain Promissory Note dated May 30, 1997 in the principal amount of $5,000,000.00 (as renewed, rearranged and extended, the "Original MIT Note"; the Original Note and the Original MIT Note collectively called the "Original Notes"), which Original MIT Note was executed by Alabama Tennessee Natural Gas Company, predecessor by merger to Midcoast Interstate Transmission, Inc., payable to the order of Bank One. All liens, security interests, pledges, collateral assignments and guaranties securing and/or guaranteeing payment of the Original Notes are hereby ratified, confirmed, renewed, extended and brought forward as security and/or guaranty for the payment hereof.

     FOR VALUE RECEIVED and WITHOUT GRACE, MIDCOAST ENERGY RESOURCES, INC. ("Borrower") promises to pay to the order of _______________ ("Payee"), at the Principal Office of the Administrative Agent in Houston, Harris County, Texas, the sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or so much thereof as may be advanced against this Note pursuant to the Amended and Restated Credit Agreement dated of even date herewith by and among Borrower, Bank One, Texas, National Association, individually and as administrative agent, CIBC, Inc., individually and as syndication agent and NationsBank, N.A., individually and as documentation agent (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

     Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

     This Note is issued pursuant to, is one of the "Notes" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Borrower may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

     Without being limited thereto or thereby, this Note is secured by the Security Instruments.

     As noted above, this Note has been made and given in renewal, replacement, enlargement and extension (and not in extinguishment) of the unpaid principal balance of the Original Notes. All liens, guaranties, security interests and agreements securing payment of the Original Notes shall continue to secure payment of all indebtedness evidenced by this Note.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; EXCEPT THAT, (A) CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY AND (B) IF AT ANY TIME THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE THEREOF APPLICABLE TO PAYEE PERMIT PAYEE TO CONTRACT FOR, TAKE, RESERVE, CHARGE OR RECEIVE A HIGHER RATE OF INTEREST THAN IS ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN SUCH OTHER LAWS SHALL TO SUCH EXTENT GOVERN AS TO THE RATE OF INTEREST WHICH SUCH PAYEE IS ALLOWED TO CONTRACT FOR, TAKE, RESERVE, CHARGE OR RECEIVE UNDER THIS NOTE.

                              MIDCOAST ENERGY RESOURCES, INC.


                              By:
                                   Richard A. Robert
                                   Chief Financial Officer and
Treasurer

                          EXHIBIT II

                  [FORM OF BORROWING REQUEST]


Bank One, Texas, National Association,
  Administrative Agent
910 Travis
Houston, Texas 77002-5860
Attention:  Energy Group, 6th Floor

     Re: Amended and Restated Credit Agreement dated as of August 31, 1998, by and among Midcoast Energy Resources, Inc. ("Borrower"), Bank One, Texas, National Association, individually and as administrative agent, CIBC, Inc., individually and as syndication agent and NationsBank, N.A., individually and as documentation agent (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

     Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:

?         1.   Loans
                    (a)  Amount of new Loan:  $

          (b)  Requested funding date:  _______________, 19___

          (c) $_______________ of such Loan is to be a Floating Rate Loan;

               and

          (d)  Requested Interest Period for LIBO Rate Loan:
               ___ months

?         2.   $_______________ of such Loan is to be a LIBO
          Rate Loan maturing on ________________:

          (a) Amount to be continued as a LIBO Rate Loan is $____________________, with an Interest Period of ___ months;

          (b) Amount to be converted to a Floating Rate Loan is $_______________; and

?         3.   Conversion of Floating Rate Loan:

          (a)  Requested conversion date:  __________________,
               19___.

          (b) Amount to be converted to a LIBO Rate Loan is $______________ with an Interest Period of ____ months.

     The undersigned certifies that [s]he is the [_________________] of the Borrower, has obtained all consents necessary, and as such [s]he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

     Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                              Very truly yours,


                              MIDCOAST ENERGY RESOURCES, INC.


                              By:
                              Printed Name:
                              Title:



                          EXHIBIT III

               [FORM OF COMPLIANCE CERTIFICATE]

                 ______________________, 19___


Bank One, Texas, National Association,
  as Administrative Agent
910 Travis
Houston, Texas 77002-5860
Attention:  Energy Group, 6th Floor

     Re: Amended and Restated Credit Agreement dated as of August 31, 1998, by and among Midcoast Energy Resources, Inc. ("Borrower"), Bank One, Texas, National Association, individually and as administrative agent, CIBC, Inc., individually and as syndication agent and NationsBank, N.A., individually and as documentation agent (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

     Pursuant to applicable requirements of the Credit
Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

     [1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

     [1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

     2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on _________________________, is evidenced by the following:

          (a)            Section 7.13:  Cash Flow Coverage.

               Permit Cash Flow for any fiscal year (plus the Cash Flow of any acquired company) to be less than 1.40 times interest plus the greater of (i) current maturities of funded long term bank debt; or (ii) 1/10th of the principal balance of the Loans. Such test shall begin September 30, 1998 and for the immediately preceding four quarters and shall continue on a quarterly basis thereafter looking back to the immediately preceding four quarters. For purposes of this covenant, the Cash Flow of an acquired company shall be the prior four calendar quarters' Cash Flow of such acquired company immediately prior to its acquisition by Borrower, with the oldest quarter being replaced by each succeeding quarter after such acquired company is acquired by Borrower. Also for purposes of this covenant, if a division or group of assets is acquired, the term "acquired company" shall refer to such division or such group of assets and its or their related Cash Flow.

                                        Actual

          (b)  Section 7.14:  Total Debt.

               Permit total debt including current maturities to be more than 65% of total capitalization. Total capitalization shall mean the sum of total debt plus stockholder equity as determined in accordance with GAAP.

                                        Actual

          (c)            Section 7.15:  Current Ratio.

               Permit the ratio of Current Assets to Current
               Liabilities to be less than 1.00 to 1.00 at any time.

                                        Actual

          (d)            Section 7.16:  Tangible Net Worth.

               Permit Tangible Net Worth as of the close of any fiscal quarter to be less than the sum of (a) $50,000,000, plus (b) 50% of positive Net Income for all fiscal periods ending subsequent to March 31, 1998, plus (c) the net proceeds of any equity offering of the Borrower.

                                        Actual

     3.   No Material Adverse Effect has occurred since the
          date of the Financial Statements dated as of
          _______________________________________.

     Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                              Very truly yours,

                              MIDCOAST ENERGY RESOURCES, INC.

                              By:
                              Printed Name:
                              Title:
                          EXHIBIT IV

                 [FORM OF OPINION OF COUNSEL]

                        [Closing Date)

Bank One, Texas, NA
PO Box 2629
Houston, TX 77252-2629

Ladies and Gentlemen:

     I am General Counsel of Midcoast Energy Resources, Inc., a Nevada corporation, ("Borrower") and served as counsel to Borrower, and its Affiliates, in connection with the execution and delivery of the Loan Documents. This opinion is delivered to you pursuant to the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Amended and Restated Credit Agreement among Borrower, Borrower's Affiliates, Bank One, Texas, National Association, as Administrative Agent, CIBE, Inc., as Syndication Agent, and NationsBank, N.A., as Documentation Agent, dated August 31, 1998.

A. Documents Examined. In preparing this opinion, I have examined:

          (1)  The Loan Documents;

          (2) Secretary's certificates of Borrower and its Affiliates, dated as of August 31, 1998, certifying that attached thereto are true and correct copies of
          (a) the Certificate of Incorporation, (b) the Bylaws,
          (c) the resolutions of the Board of Directors authorizing the transactions contemplated by the Loan Documents, and (d) the incumbency and signatures of certain officers;

          (3)  Certificates of Existence and Good Standing of
          Borrower and its Affiliates doing business in the state of Delaware issued by the Secretary of State of the State of Delaware;

          (4) Certificates of good standing and authority to do business of Borrower and its Affiliates doing business in the state of Louisiana, issued by the Secretary of State of the State of Louisiana;

          (5) Certificate of good standing and authority to do business of Borrower and its Affiliates doing business in the state of Mississippi, issued by the Secretary of State of the State of Mississippi;

          (6) Certificate of authority to do business of Borrower and its Affiliates doing business in the state of Texas, issued by the Secretary of State of the State of Texas;

          (7) Certificate of good standing of Borrower and its Affiliates doing business in the state of Texas, issued by the Comptroller of Public Accounts of the State of Texas;

          (8) Certificate of good standing and authority to do business of Borrower and its Affiliates doing business in the state of Alabama, issued by the Secretary of State of the State of Alabama;

          (9) Certificate of good standing and authority to do business of Borrower and its Affiliates doing business in the state of Minnesota, issued by the Secretary of State of the State of Minnesota;

     In rendering the opinions expressed below, I have examined the originals or photostatic conformed copies of all such agreements and or corporate records, as applicable, of Borrower and its Affiliates, certificates of public officials and such other documents and records and such matters of law as I have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. Except as expressed below, I have made no special investigation or review of any laws, rules, regulations, judgments, decrees, franchises, certificates, permits or the like and have made no independent search of the records of any judicial authority or governmental agency. In rendering the opinions set forth below, I have relied as to factual matters, to the extent I deemed appropriate, upon factual representations made by Borrower and its Affiliates in the Loan Documents and I have relied, when relevant facts were not independently established by me, on certificates or other written or oral advice of an officer or other authorized representative of the particular governmental authority, corporation, or other person or entity concerned.

B. Opinion. Based upon and subject to the comments, assumptions, limitations, qualifications, and exceptions hereinafter set forth, I am of the opinion that:

          (1) Borrower, a Nevada corporation, is the parent company of the Affiliates listed below and owns the stock of it Affiliates, as indicated below:

          ARCADIA/MIDCOAST PIPELINE OF NEW YORK, LLC,
          New York Limited Liability Company,
          Owned 50% by Borrower

          CREOLE GAS PIPELINE CORPORATION,
          Louisiana corporation,
          Owned 100% by Mid Louisiana Gas Transmission Company

          H&W PIPELINE CORPORATION,
          Alabama corporation,
          Owned 100% by Borrower

          MAGNOLIA GATHERING, INC.,
          Alabama corporation,
          Owned 100% by Borrower

          MAGNOLIA PIPELINE CORPORATION,
          Alabama corporation,
          Owned 100% by Borrower

          MAGNOLIA RESOURCES, INC.,
          Mississippi corporation,
          Owned 100% by Borrower

          MID LOUISIANA GAS COMPANY,
          Delaware corporation,
          Owned 100% by Borrower

          MID LOUISIANA GAS TRANSMISSION COMPANY,
          Delaware corporation,
          Owned 100% by Borrower

          MIDCOAST ENERGY MARKETING, INC.,
          Delaware corporation,
          Owned 100% by Borrower

          MIDCOAST GAS PIPELINE, INC.,
          Texas corporation,
          Owned 100% by Borrower

          MIDCOAST GAS PIPELINE, INC.,
          Delaware corporation,
          Owned 100% by Borrower

          MIDCOAST GAS SERVICES, INC.,
          Delaware Corporation,
          Owned 1000/o by Borrower

          MIDCOAST HOLDINGS NO. ONE, INC.,
          Delaware corporation,
          Owned 100% Borrower

          MIDCOAST INTERSTATE TRANSMISSION, INC.,
          Alabama corporation,
          Owned 100% by Borrower

          MIDCOAST MARKETING, INC.,
          Texas corporation,
          Owned 100% by Borrower

          NUGGET DRILLING CORPORATION,
          Minnesota corporation,
          Owned 100% by Borrower

          PAN GRANDE PIPELINE, LLC,
          Texas Limited Liability Company,
          Owned 50% by Borrower

          STAR COUNTY GATHERING SYSTEM,
          Joint Venture,
          Owned 60% by Borrower

          TENNESSEE RIVER INTRASTATE GAS COMPANY, INC.,
          Alabama corporation,
          Owned 100% by Borrower

          (2) Borrower and its Affiliates are validly existing and in good standing under the laws of the State of their incorporation as indicated in (1) above.

          (3) Borrower and its Affiliates (i) have all requisite corporate power to own and operate their properties and assets and to carry on their business as presently conducted, and (ii) are duly qualified as a foreign corporation and in good standing under the laws of the states of in which they are doing business.

          (4) The Borrower and its Affiliates have the corporate power and authority to execute, deliver and perform the Loan Documents to which each is a party. The Loan Documents have been duly authorized by all necessary corporate action on the part Borrower and its Affiliates and have been duly executed and delivered on behalf of each, and constitute valid and binding obligations, enforceable in accordance with their terms.

          (5)  Except for the filing of the Financing
          Statements, routine filings required pursuant to state or federal securities laws, other routine corporate filings required to be made after the date hereof to maintain good standing and to maintain or renew licenses or permits required by Borrower and its Affiliates, no consent, approval, authorization or other action by, or filing with, any Federal, Texas or Delaware governmental authority which has not been obtained, is required in connection with the execution, delivery and performance of the Loan Documents or obligations thereunder.

          (6) To my knowledge, there is no action, suit or proceeding at law or in equity or by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting Borrower or its Affiliates (a) with respect to the Loan Documents, or any of the transactions contemplated thereby or (b) which, if adversely determined, would have a material adverse effect on the financial condition, operations, business or properties of Borrower.

          (7) The execution, delivery, and performance by Borrower and its Affiliates of the Loan Documents to which each is a party do not and will not contravene or violate their respective regulations, certificates of incorporation, bylaws, and other governing instruments, or any indenture, loan, or credit agreement or any material agreement or contractual obligation of which I am aware or, any state or federal laws and regulations, any order, judgment, decree, rule, injunction or permit applicable to or binding upon Borrower or its Affiliates or any of their respective properties or assets and will not result in the creation or imposition of any lien on any of their respective properties or assets pursuant to the provisions of any indenture, loan, or credit agreement or contractual obligation of which I am aware other than the liens created under the Security Instruments and, to my knowledge, under any order, judgment, decree, rule, injunction or permit applicable to or binding upon Borrower and its Affiliates or any of their respective properties or assets. Except for any requirements of applicable securities laws relating to the sale of securities, approvals required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder), if applicable, and Federal Energy Regulatory Commission ("FERC") approvals as set forth below, federal law does not require any approvals or consents for the Lender to exercise its rights under the Loan Documents. In connection with Mid LA and MIT, the sale, transfer or other disposition (which would include the sale, transfer or other disposition through foreclosure) of FERC certificated facilities will require authorization from the FERC for abandonment authorization pursuant to Section 7(b) of the NGA, 15 U.S.C. 717f(b). An order authorizing the requested abandonment must be received prior to the sale or transfer of the facilities. The entity acquiring the facilities from the certificate holder must file an application with the FERC seeking an NGA
          Section 7(c) certificate to acquire and operate the facilities and may not operate the facilities nor provide service through the facilities until a certificate has been issued by the FERC. 15 U.S.C. 717f(c).

          (8) The Security Instruments, when properly filed in accordance with the laws of the state in which they are filed, create a legal, valid, and enforceable security interest in favor of the Lender in Borrower and its Affiliates' right, title and interest, respectively, in the Collateral (as defined in the respective Security Instruments) including any collateral constituting accounts, general intangibles, inventory and mobile goods (the "Collateral"), as security for the obligations being secured thereby. The perfection of the security interests created by the Security Instruments will be terminated (i) as to any Collateral acquired, more than four months after borrower changes its name, identity, or corporate structure so as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity, or corporate structure are properly filed before the expiration of such four months and
          (ii) as to any Collateral consisting of mobile goods, accounts and general intangibles (other than any accounts and general intangibles described in Section 9.103(e) of the Texas UCC), four months after an entity changes its chief executive office to a new jurisdiction outside the State of Texas unless such security interests are perfected in such new jurisdiction before that termination. Continuation of perfection in any proceeds which are part of the property now or hereafter subject to a security interest or after-acquired property may, if such proceeds or after-acquired property consists of property of a type in which a perfected security interest cannot be obtained by filing a financing statement, require additional compliance with applicable provisions of the Texas UCC, other than the filing of financing statements, and I express no opinion as to the perfection and effectiveness of any security interest in any proceeds from the Collateral initially subject to the security interests in favor of the Lender or after acquired property to the extent that the perfection or effectiveness depends on such additional compliance.

          (9) Assuming that Lender takes possession of the certificates representing the stock of Borrower's Affiliates, the security interest in such stock constitutes a valid, perfected security interest subject to no equal or prior liens, encumbrances, charges or other security interest (as defined in Section 1-201(37) of the Texas UCC) as security for the obligations so long as the Lender retains possession of the certificates representing the stock. To my knowledge, after due inquiry, the following stock certificate represent all of the issued and outstanding shares of the Affiliate, as designated, and has been duly authorized and fully paid and are non- assessable.

          STOCK          BORROWER'S
          CERTIFICATE    AFFILIATE'S
          NUMBER         NAME
          15             Creole Gas Pipeline Corporation,
Louisiana corp.
          1              Midcoast Energy Marketing, Inc.,
Delaware corp.
          1              Midcoast Gas Pipeline, Inc., Delaware
corp.
          1              Midcoast Gas Services, Inc., Delaware
corp.

          (10) Mid LA and MIT are each a "natural gas company" within the meaning of the Natural Gas Act of 1938 ("NGA"), 15 U. S. C. 717 et seq., as determined by the Federal Power Commission, the predecessor agency to the FERC, by order issued January 29, 1963, 29 FPC 162 (1963), and is subject to the jurisdiction of the FERC, the regulatory body charged with implementation of the NGA pursuant to Section l(b) of the NGA, 15 U.
          S. C. 717 (b). Section l(b) of the NGA confers upon the FERC exclusive jurisdiction over three areas: the transportation of natural gas in interstate commerce, the sale for resale of natural gas in interstate commerce, and natural gas companies engaged in such transportation or sale. 15 U. S. C.
           717 (b). See Northern Natural Gas Co. v. State Corp. Comm'n of Kansas, 372 U.S. 84, 89 (1963).
          State regulation of the matters reserved for the FERC's exclusive jurisdiction by the NGA is preempted. See Schneidewind v. ANR Pipeline Co. and ANR Storage Co., 485 U.S. 293, 300-301 (1988).

C.   Comments, Assumptions, Limitations, Qualifications and
Exception. The foregoing opinions are subject to the following comments, assumptions, limitations, qualifications, and exceptions:

          (1) With respect to all legal issues involving the laws of states other than Texas, other than the qualification of the Borrower or its Affiliates to do business and good standing in those states, you should not rely on this opinion.

          (2) I express no opinion herein as to the laws of any jurisdiction other than the State of Texas.

          (3) In rendering the opinions set forth above, I have assumed (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof, and the authenticity of the originals Of such certified or photostatic copies; (b) the due authorization, execution, and delivery of all agreements and documents by all parties thereto with respect to the Loan Documents;
          (c) the legal right and power of Lender and Borrower and its Affiliates to execute, deliver, and perform the documents to which they are a party and that the Loan Documents constitute valid and binding obligations of the Lender and the Borrower and its Affiliates, enforceable against Lender and the Borrower and its Affiliates, in accordance with their respective terms; (d) that no fraud or dishonesty exists with respect to any of the matters relevant to our opinions; (e) the absence of any requirement of consent, approval, or authorization by any person or by any governmental authority with respect to Lender or the Borrower and its Affiliates which has not been obtained; (f) the mental competency of all individuals executing the Loan Documents and the Security Instruments; (g) Borrower has received or will receive from the Lender the consideration for which the Loan Documents are issued to the Lender; and (h) the Lender will comply with the terms of the Loan Documents and the Security Instruments.

          (4) The enforceability of the Loan Documents and the Security Instruments may be limited by and subject to
          (a) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws affecting creditors' rights from time to time in effect; (b) general principles of equity (regardless of whether applied in a .proceeding in equity or at law), including commercial reasonableness, existence of good faith and conscionability; (c) the power of the courts to award damages in lieu of equitable remedies; (d) the qualification that certain provisions of the Loan Documents may not be enforceable in whole or in part under the laws of the State of Texas or the United States, but the inclusion of such provisions does not affect the validity of the security interests and liens granted by the Security Instruments in the Collateral, and the Security Instruments contain adequate provisions for enforcing payment of the obligations, and for the practical realization of the rights and benefits afforded thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable federal and state law, rules, regulations and court decisions and by constitutional requirements in and of the State of Texas and the United States; and (e) the limitation that the right to indemnification and contribution contained in the Loan Documents and the Security Instruments may be limited by federal or state laws or the policies underlying such laws.

          (5) I express no opinion as to the enforceability of any provisions contained in the Loan Documents or the Security Instruments purporting to (i) allow the acceleration of the maturity of any indebtedness, the institution of foreclosure proceedings or the set-off or exercise of any other rights, all without notice;
          (ii) provide for specific performance; (iii) grant to the Lender an irrevocable power of attorney; (iv) restrict access to legal or equitable remedies, or covenant not to assert, legal or equitable remedies, setoffs, claims, counterclaims, defects, causes of action or other rights (including, without limitation, proper jurisdiction and venue and trial by jury to the extent of trial by jury in Texas); (v) covenants to take actions, the taking of which are discretionary with or subject to the approval of a third party or which are otherwise subject to a contingency, the fulfillment of which is not within the control of the party so covenanting; (vi) relate to delay or failure by the Lender to exercise any right, remedy, or option under the Loan Documents not operating as a waiver; (vii) establish, as to third parties, nonculpability for actions taken by a lienholder; (viii) establish evidentiary standards;
          (ix) set off against Borrower's or its Affiliates' accounts, any amounts belonging to a third party or otherwise held in a fiduciary capacity; or (x) retain liability against any debtor for a deficiency after foreclosures to the extent that such foreclosures are not conducted in accordance with applicable laws. In addition, I express no opinion as to the enforceability of any provision which seeks to indemnify any Lender for its own negligence or as to any provision contained in the Loan Documents that a specific number of days constitutes reasonable notice under the Texas UCC. Also, I express no opinion as to the enforceability of (a) any provisions of the Loan ,Documents which purport to permit the Lender to sell, lease, or assign any collateral for credit without assuming any credit risk therefor or to retain cash proceeds received upon the realization of any of the collateral as collateral for any obligation rather than applying such cash proceeds to the obligations thereunder or (b) any provisions of the Security Instruments which purport to permit the Lender to file financing statements without the signature of Borrower or other obligor thereon for the purposes of perfecting a security interest in the collateral covered thereby.

          (6) In rendering the opinion set forth in Section B. as to the due qualification of the Borrower and its Affiliates to do business and the good standing of the Borrower and its Affiliates in the jurisdictions specified, I have relied solely upon the certificates referenced in Section A. above.

          (7) I have not examined title to any collateral and express no opinion as to title. I have further assumed that (i) Borrower and its Affiliates, each own or have rights in the collateral covered by the Security Instruments, (ii) the Lender have and will maintain possession of all the items of the collateral which may be perfected only by the secured party's taking possession thereof, including, without limitation, instruments and money, (iii) that all documents and instruments, and goods (other than mobile goods as defined in the Texas UCC) constituting part of the Collateral are and will be located in the State of Texas for all periods of time pertinent to this opinion, (iv) the Lender will make timely filings of all financing statements, mortgages and other recordable liens, and (v) the chief executive office and the principal place of business of Borrower and its Affiliates are located in Houston, Texas.

          (8)  I express no opinion as to:

                    (i)  the priority of any security interest
               sought to be created in any collateral;

                    (ii) the validity or perfection of any
               security interest sought to be created in any of the collateral consisting of items which are subject to a certificate of title statute;

                    (iii)     the perfection Of any security
               interest sought to be created in any interest in or claim in or under any policy of insurance
               (except as such may be proceeds);

                    (iv) the validity or perfection of any
               security interest sought to be created in deposit accounts or any property interests which are excluded from the coverage of Article 9 of the Texas UCC, or any accounts receivable to the extent that they are subject to the Federal Assignment of Claims Act;

                    (v)  the perfection of any security
               interest in any collateral which consists of consumer goods, equipment used in farming operations, farm products, crops, timber to be cut or accounts resulting from the sale thereof, or minerals, or accounts resulting from the sale thereof at the wellhead, fixtures, letters of credit, patents or trademarks; or

                    (vi) the validity or perfection of any
               security interest sought to be created in goodwill.

          (9) I express no opinion with respect to any provision contained in the Loan Documents prohibiting oral amendments to or waivers of provisions of such documents or limiting the effect of a course of dealing between the parties thereto.

          (10) I have not reviewed the basis on which the Lender has elected to extend credit to the Borrower and, accordingly, I express no opinion as to whether the assets described in the Loan Documents are those assets that were evaluated by the Lender as constituting security for the loans to be made under the Credit Agreement.

          (11) The opinions expressed above are qualified to the extent that the following matters relating to the Loan Documents or rights or obligations of any party thereunder may be affected by laws of jurisdictions other than Texas; (i) title to assets, the due formation and existence of the Borrower and its Affiliates, their respective power to enter into the Loan Documents, as applicable, their respective authorization, by all necessary action, to enter into Loan Documents and similar matters governed by the applicable corporate laws of the States of Delaware, Texas, Louisiana, Mississippi, Alabama, and Minnesota; (ii) certain representations and warranties may be governed by the applicable corporate laws of the States of Delaware, Texas, Louisiana, Mississippi, Alabama, and Minnesota, and
          (iii) Delaware procedural laws and rules and matters with respect to service of process, necessary parties, prior exhaustion of remedies as against principals, rights of subrogation and similar matters that may be considered to be governed by the procedural laws and rules of the States of Delaware, Texas, Louisiana, Mississippi, Alabama, and Minnesota.

          (12) I wish to point out that Section 9-103 of the Texas UCC provides certain rules governing the perfection and the effect of perfection or non-perfection of security interests in multiple state transactions and will determine the enforceability of any choice of law provisions included in the Loan Documents.

          (13) Inasmuch as Lender has had its own counsel in connection with the transactions contemplated by the Loan Documents, I have relied upon, and the opinions set forth below are subject to, the correctness of my understanding that the Lender's counsel has knowledge of no fact or circumstance that makes any of the opinions expressed herein incorrect.

          (14) Any reference in the opinion to "the best of my knowledge" or any similar phrase, shall mean and refer solely to my present actual knowledge in the representation of the Borrower and its Affiliates.

     This opinion is furnished to you in connection with the transactions contemplated by the Credit Agreement and related documents executed on August 31, 1998 and may not be relied upon in connection with any other transaction or by any person other than you and your counsel or furnished to any other person without our express written consent. No opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. I undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein addressed.

Very truly yours,


Chris Kaitson, as General Counsel of
Midcoast Energy Resources, Inc. and its Affiliates




                           EXHIBIT V

                          DISCLOSURES

Section 5.8                             Liabilities

                                   None

                                   Litigation

                                   None

Section 5.10                            Compliance


Section 5.12                            Environmental Matters

                                   None

Section 5.17
                                   Refunds

                                   None

Section.5.19
                                   Casualties

                                   None

Section 5.21
                                   Subsidiaries

                                   Magnolia Pipeline
Corporation
                                   H&W Pipeline Corporation
                                   Magnolia Resources, Inc.
                                   Magnolia Gathering, Inc.
                                   Midcoast Holdings No. One,
Inc.
                                   Midcoast Gas Pipeline, Inc.,
                                         a Texas corporation
                                   Midcoast Gas Pipeline, Inc.,
                                         a Delaware corporation
                                   Midcoast Marketing, Inc.
(inactive)                                        Nugget
Drilling Corporation (inactive)
                                   Tennessee River Intrastate
Gas Company, Inc.
                                   Mid Louisiana Gas Company
                                   Creole Gas Pipeline
Corporation
                                   Mid Louisiana Gas
Transmission  Company
                                   Midcoast Interstate
Transmission, Inc.
                                   Midcoast Gas Services, Inc.
                                   Midcoast Energy Marketing,
Inc.
                          EXHIBIT VI

              [SUBSIDIARY GUARANTOR COUNTERPART]

                    ________________, 1998



To the Lenders and Administrative Agent Referenced Below
c/o Administrative Agent
____________________
_______, _______ ____

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Credit Agreement dated as of August 31, 1998 (as modified, supplemented, and in effect from time-to-time) (the "Credit Agreement"), among Midcoast Energy Resources, Inc. (the "Company"), the Subsidiary Guarantors defined therein, the Lenders party thereto (the "Lenders"), Bank One, Texas, National Association (the "Administrative Agent"), CIBC, Inc. (the "Syndication Agent"), and NationsBank, N.A. (the "Documentation Agent"). All capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

     The Company and ____________________, a ________ (the "New
Subsidiary Guarantor"):

     (i) confirm that the New Subsidiary Guarantor is wholly owned by the Company; and

          (ii) make the representations and warranties as to the New Subsidiary Guarantor contained in Article V of the Credit Agreement.

The New Subsidiary Guaranty hereby:

          (i) agrees to be bound in all respects by the terms of the Credit Agreement;

          (ii) ratifies and confirms the Guaranty with respect to the Guaranteed Obligations (subject to the provisions of Sections 8.4 and 8.5 of the Credit
          Agreement; and

          (iii) agrees to perform all of the obligations of a Guarantor thereunder.

     The address to which communications to the New Subsidiary
Guarantor under the Credit Agreement should be directed is the address for the Company shown in Section 11.3 of the Credit
Agreement.

     This instrument shall be construed in accordance with and governed by the laws of the State of Texas.

     Upon execution of this Subsidiary Guarantor Counterpart by the Company and the New Subsidiary Guarantor and the acceptance by the Administrative Agent, the New Subsidiary Guarantor shall become a Guarantor under the Credit Agreement as though it were an original party thereto.

                                   Very truly yours,

                                   MIDCOAST ENERGY RESOURCES,
INC.


                                   By:
________________________________
                                          Name:
__________________________
                                          Title:
___________________________

                                   NEW SUBSIDIARY GUARANTOR


                                   By:
________________________________
                                          Name:
__________________________
                                          Title:
___________________________

ACCEPTED as of the date first above-written:


By: ________________________________
       Name: __________________________
       Title: ___________________________


             AMENDED AND RESTATED CREDIT AGREEMENT


                             AMONG


                MIDCOAST ENERGY RESOURCES, INC.
                          AS BORROWER

   SUBSIDIARIES OF THE BORROWER LISTED AS GUARANTORS HEREIN

                              AND

             BANK ONE, TEXAS, NATIONAL ASSOCIATION
                              AS
                     ADMINISTRATIVE AGENT


                           CIBC, INC
                              AS
                       SYNDICATION AGENT


                              AND


                       NATIONSBANK, N.A.
                              AS
                      DOCUMENTATION AGENT


                  DATED AS OF AUGUST 31, 1998


            $150,000,000  REVOLVING LINE OF CREDIT





                       TABLE OF CONTENTS


                                                           Page


                           ARTICLE I

                DEFINITIONS AND INTERPRETATION

     1.1    Terms Defined Above     3
     1.2    Additional Defined Terms     3
     1.3    Undefined Financial Accounting Terms  17
     1.4    References   17
     1.5    Articles and Sections  17
     1.6    Number and Gender 17
     1.7    Incorporation of Exhibits   17

                          ARTICLE II

                       TERMS OF FACILITY

     2.1    Loans   18
     2.2    Letter of Credit Facility   18
     2.3    Use of Loan Proceeds and Letters of Credit 19
     2.4    Commitment Amount Increase  19
     2.5    Interest     19
     2.6    Repayment of Loans and Interest  20
     2.7    Outstanding Amounts    20
     2.8    Time, Place, and Method of Payments   20
     2.9    Voluntary Prepayments and Conversions of
            Loans   20
     2.10   Arrangement Fee   21
     2.11   Respective Agent's Fees     21
     2.12   Commitment Fees   21
     2.13   Facility Fees     21
     2.14   Letter of Credit Fees  22
     2.15   Loans to Satisfy Obligations of Borrower   22
     2.16   Security Interest in Accounts: Right of
            Offset  22
     2.17   General Provisions Relating to Interest    23
     2.18   Limitation on Types of Loans     24
     2.19   Illegality   24
     2.20   Regulatory Change 24
     2.21   Limitations on Interest Periods  25

                          ARTICLE III

                    STATUS OF LOANS; WAIVER

     3.1    Status of Loans   26
     3.2    Waiver  26

                          ARTICLE IV

                          CONDITIONS

     4.1    Receipt of Loan Documents and Other Items  27
     4.2    Each Loan and Letter of Credit   30

                           ARTICLE V

                REPRESENTATIONS AND WARRANTIES

     5.1    Due Authorization 32
     5.2    Corporate Existence    32
     5.3    Valid and Binding Obligations    32
     5.4    Security Instruments   32
     5.5    Title to Assets   32
     5.6    Scope and Accuracy of Financial Statements 32
     5.7    No Material Misstatements   33
     5.8    Liabilities, Litigation, and Restrictions  33
     5.9    Authorizations; Consents    33
     5.10   Compliance with Laws   33
     5.11   ERISA   33
     5.12   Environmental Laws     34
     5.13   Compliance with Federal Reserve Regulations     34
     5.14   Investment Company Act Compliance     34
     5.15   Public Utility Holding Company Act Compliance   35
     5.16   Proper Filing of Tax Returns, Payment of
            Taxes Due    35
     5.17   Refunds 35
     5.18   Intellectual Property  35
     5.19   Casualties or Taking of Property 35
     5.20   Locations of Borrower  35
     5.21   Locations of Subsidiaries   35
     5.22   Subsidiaries 36
                           5.23 Purchase Agreement   36


                          ARTICLE VI

                     AFFIRMATIVE COVENANTS

     6.1    Maintenance and Access to Records     37
     6.2    Quarterly Financial Statements; Compliance
            Certificates 37
     6.3    Annual Financial Statements 37
     6.4    Year 2000 Compliance   37
     6.5    Notices of Certain Events   37
     6.6    Additional Information 38
     6.7    Compliance with Laws   39
     6.8    Payment of Assessments and Charges    39
     6.9    Maintenance of Corporate Existence and Good
            Standing     39
     6.10   Payment of Notes; Performance of Obligations    39
     6.11   Further Assurances     39
     6.12   Initial Fees and Expenses of Counsel to
            Administrative Agent   40
     6.13   Subsequent Fees and Expenses of
            Administrative Agent   40
     6.14   Operation of Properties     40
     6.15   Maintenance and Inspection of Properties   40
     6.16   Maintenance of Insurance    40
     6.17   Additional Subsidiaries     41
     6.18   INDEMNIFICATION   41

                          ARTICLE VII

                      NEGATIVE COVENANTS

     7.1    Indebtedness 43
     7.2    Contingent Obligations 43
     7.3    Liens   43
     7.4    Sales of Assets   43
     7.5    Leasebacks   43
     7.6    Loans or Advances 43
     7.7    Investments  44
     7.8    Dividends and Distributions 44
     7.9    Issuance of Stock; Changes in Corporate
            Structure    44
     7.10   Transactions with Affiliates     44
     7.11   Lines of Business 45
     7.12   ERISA Compliance  45
     7.13   Cash Flow Coverage     45
     7.14   Total Debt   45
     7.15   Current Ratio     45
     7.16   Tangible Net Worth     45

                         ARTICLE VIII

                           GUARANTY

     8.1    Guaranty     46
     8.2    Continuing Guaranty    46
     8.3    Effect of Debtor Relief Laws     49
     8.4    General Limitation on Guaranteed Obligations    49
     8.5    Rights of Contribution 49
     8.6    Subrogation  50
     8.7    Subordination     50
     8.8    Waiver  51
     8.9    Full Force and Effect  51

                          ARTICLE IX

                       EVENTS OF DEFAULT

     9.1    Enumeration of Events of Default 52
     9.2    Remedies     53

                           ARTICLE X

                   THE ADMINISTRATIVE AGENT

     10.1   Authorization and Action    55
     10.2   Administrative Agent's Reliance  55
     10.3   Administrative Agent and Affiliates; Bank One
            and Affiliates    56
     10.4   Lender Credit Decision 56
     10.5   Administrative Agent's Indemnity 56
     10.6   Successor Administrative Agent   57
     10.7   Notice of Default 58

                          ARTICLE XI

                         MISCELLANEOUS

     11.1   Transfers; Participations   59
     11.2   Survival of Representations, Warranties, and
            Covenants    59
     11.3   Arbitration Provision  59
     11.4   Intentionally Omitted  60
     11.5   Notices and Other Communications 60
     11.6   Parties in Interest    61
     11.7   Rights of Third Parties     61
     11.8   Renewals; Extensions   61
     11.9   No Waiver; Rights Cumulative     61
     11.10  Survival Upon Unenforceability   61
     11.11  Amendments; Waivers    61
     11.12  Controlling Agreement  61
     11.13  Disposition of Collateral   62
     11.14  Pro Rata Treatment     62
     11.15  No Control   62
     11.16  GOVERNING LAW     62
     11.17  JURISDICTION AND VENUE 63
     11.18  ENTIRE AGREEMENT  63
     11.19  Counterparts 63
_______________________________
1DOCUMENT MARKED FOR AUTO PARA NUMBERING LEVEL 1 = I, LEVEL 2 =
 .1, LEVEL 3 = (a) AND LEVEL 4 = (i); ALSO MARKED FOR AUTO TABLE
OF CONTENTS ON 2 LEVELS